EXHIBIT 99.1

February__, 2008

Dear Shareholder:

I am pleased to report that the previously announced separation from China Dongsheng International, Inc. of its historic business of developing and distributing of computer software for document management and transport of electronic document packages across the public Internet or a private intranet with interoperability, security and tracking capabilities (the “Business”), to its subsidiary, PaperClip, Inc. is expected to become effective in or about February, 2008. PaperClip, Inc. will then own and operate the Business.

After the separation of China Dongsheng International, Inc.’s historical Business and the distribution of PaperClip, Inc.’s shares to PaperClip Software, Inc.’s shareholders as of the record date of November 6, 2006, you will own shares of both China Dongsheng International, Inc. and PaperClip, Inc.

After the separation and distribution are completed, China Dongsheng International, Inc. and PaperClip, Inc. will be able to focus on their respective businesses and opportunities. China Dongsheng International, Inc. will develop and manufacture nutritional supplements and personal care products, while PaperClip, Inc. will continue the Business.

PaperClip, Inc. will be an independent public company that intends to have its shares of common stock traded on the Pink Sheets.

Holders of record of PaperClip Software, Inc. common shares as of the close of business on November 6, 2006, which was the record date, will receive one share of Paperclip, Inc. common stock for every one share of PaperClip Software, Inc. common stock held. No action is required on your part to receive your PaperClip, Inc. shares. You will not be required to pay anything for the new shares or to surrender any China Dongsheng common shares. No fractional shares of PaperClip, Inc. common stock will be issued.

We believe that the distribution of PaperClip, Inc. common stock will be taxable to China Dongsheng International, Inc. and to you with respect to the shares of PaperClip, Inc. common stock that you receive. By end of calendar 2008, shareholders will be provided with information to enable them to compute their tax bases in both China Dongsheng International, Inc. and PaperClip, Inc. common stock and other information they will need to report their receipt of the PaperClip, Inc. common stock on their U.S. federal income tax return.

The enclosed information statement describes the distribution of shares of PaperClip, Inc. common stock and contains important information about PaperClip, Inc. I look forward to your continued support as a valued shareholder of PaperClip, Inc.

Sincerely,

William Weiss
Chief Executive Officer
PaperClip, Inc.

February__, 2008

Dear Shareholder:

It is my great pleasure to welcome you as a shareholder of PaperClip, Inc., which will be publicly traded through the Pink Sheets for the first time on or about ______________, 2008. Our management team will draw upon its experience with PaperClip Software, Inc. as we seek to distinguish PaperClip, Inc. through an unwavering commitment to our business goals.

I encourage you to learn more about PaperClip, Inc. and the strategies we plan to pursue by reading the attached information statement. We are pleased that you, as a shareholder of PaperClip, Inc. will participate in our mission. We value your support as our business begins a new and exciting chapter in our history.

Sincerely,

William Weiss
Chief Executive Officer
PaperClip, Inc.

Information contained herein is subject to completion or amendment. A Registration Statement on Form 10-SB relating to these securities has been filed with the Securities and Exchange Commission.

Preliminary and Subject to Completion, dated February__, 2008

INFORMATION STATEMENT

PAPERCLIP INC.

DISTRIBUTION OF 15,174,002 SHARES OF COMMON STOCK (PAR VALUE, $0.001 PER SHARE)

We are furnishing this information statement to the stockholders of China Dongsheng International, Inc. (formerly known as “PaperClip Software, Inc.” and hereinafter referred to as “China Dongsheng”) in connection with China Dongsheng's distribution to holders of its common stock of all outstanding shares of common stock of PaperClip Inc. At this time, PaperClip, Inc. is a wholly-owned subsidiary of China Dongsheng. After the spin-off is completed, PaperClip, Inc. will be owned by the stockholders of PaperClip Software, Inc. of record on the record date for the distribution. If you are a holder of record of PaperClip Software, Inc. common stock on November 6, 2006, which will be the record date for the distribution, you will be entitled to receive one share of our common stock for each share of PaperClip Software, Inc. common stock that you held on the record date. Immediately after the distribution is completed on the distribution date, we will be an independent public company. We expect the distribution to occur in or about February, 2008.

No stockholder vote is required for the spin-off to occur. You are not required to take any action to receive the shares of our common stock to which you are entitled in the spin-off. This means that:

•	you do not need to pay any consideration to China Dongsheng or PaperClip, Inc.; and
•	you do not need to surrender or exchange any shares of China Dongsheng common stock to receive your shares of our common stock.

Currently, there is no public trading market for our common stock. Following the distribution, we expect to have our common stock traded on the Pink Sheets.

NO VOTE OF STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THIS DISTRIBUTION, NO PROXIES ARE BEING SOLICITED. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS INFORMATION STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THIS INFORMATION STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES.

The date of this information statement is November 8, 2007.

China Dongsheng first mailed this information statement to its stockholders on or about February__, 2008.

Stockholders of China Dongsheng with inquiries related to the distribution should contact William Weiss, PaperClip, Inc., 1 University Plaza, Hackensack, NJ 07601 (201) 525-1221. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding public companies that file reports with the SEC.

EXPLANATORY NOTE

We are furnishing this information statement solely to provide you with information regarding both the spin-off and our company. It is not an inducement or encouragement to buy or sell any securities of our company or China Dongsheng.

We were organized on October 6, 2006 for the purpose of effecting the distribution to shareholders of record of PaperClip Software, Inc. (as it was then known) as of November 6, 2006 of our shares by China Dongsheng. We do not have an operating history as an independent public company, but own and conduct the business of developing and distributing of computer software for document management and transport of electronic document packages across the public Internet or a private intranet with interoperability, security and tracking capabilities (the “Business”). After the distribution, we will be responsible for maintaining our own administrative functions. The financial information included herein may not necessarily reflect the results of operations, financial position and cash flows of the company in the future or what the results of operations, financial position and cash flows would have been had we been a separate, stand-alone entity during the periods presented. All of the information relating to us takes into account the transfer of substantially all of the assets of China Dongsheng to us relating to the Business that were effected November 7, 2007. Accordingly, the description of our Business, and all facts and circumstances related thereto and described herein, is based primarily on the business activities of China Dongsheng or PaperClip Software, Inc., as it was then known, prior to such transfer.

This information statement summarizes certain documents, but we refer you to the actual documents for a more complete understanding of the information we discuss in this information statement. You should rely only on the information contained in this information statement and such documents. We have not authorized any other person to provide you with information different from that contained in this information statement. We believe the information contained in this information statement is accurate as of its date. Therefore, you should assume that the information contained in this information statement is accurate only as of the date on the front cover of this information statement or other date stated in this information statement, regardless of the time of delivery of this information statement. Our business, financial condition, results of operations and prospects may have changed since that date, and neither we nor China Dongsheng will update the information except in the normal course of our respective public disclosure obligations and practices or as specifically indicated in this information statement.

SUMMARY

The following is a summary of certain information contained elsewhere in this Information Statement concerning the distribution of the common stock of PaperClip, Inc. (“PaperClip”) to China Dongsheng (formerly known as PaperClip Software, Inc.) stockholders. This summary is included for convenience only and should not be considered complete. This summary is qualified in its entirety by the more detailed information, including the financial statements and notes thereto, set forth later in this Information Statement. We encourage you to read the entire document. Unless the context otherwise requires, references in this Information Statement to “we”, “us”, “PaperClip” or “the Company” shall mean PaperClip, Inc., and references to “PaperClip Software” shall mean “PaperClip Software, Inc.” and “China Dongsheng” shall mean “China Dongsheng International, Inc.”

We describe in this Information Statement the businesses to be transferred to us by PaperClip Software in connection with the distribution as if the transferred businesses were our business for all historical periods described herein. However, we are a newly formed entity that has not conducted any operations prior to October 6, 2006. References in this information statement to our historical assets, liabilities, products, businesses or activities of our business are generally intended to refer to the historical assets, liabilities, services, businesses or activities of the transferred businesses as the businesses were conducted by PaperClip Software (as it was then known) prior to the distribution. Following the distribution, we will be a separate company and China Dongsheng will have no continuing stock ownership in us. Our historical financial results as part of PaperClip Software contained herein may not reflect our financial results in the future as an independent company or what our financial results would have been had we been operated as a separate company during the periods presented. Please see “Management’s Discussion and Analysis or Plan of Operation.”

The Company

We are, as a result the transfer of substantially all the assets of China Dongsheng, now in the business of development and distribution of computer software for document management and transport of electronic document packages across the public Internet or a private intranet with interoperability, security and tracking capabilities.

PaperClip Software, Inc. was formerly known as PaperClip Imaging Software, Inc., and is the successor by merger, in March 1992, to the original company which had been incorporated in New Jersey in October 1991.

About the Company

Our systems allow users of personal computers and personal computer networks to scan, file, retrieve, display, print and route documents and other software objects (such as word processing files, spreadsheets and electronic mail), while continuing to use their existing application software. Our systems can be integrated with many personal computer applications with little or no programming and can file and retrieve documents without the time-consuming step of manually labeling or indexing each document, or manually searching for documents.

We developed and market a line of software consisting of Professional, Workgroup and Enterprise Editions (the "Systems"). We also market PaperClip COLD, which captures batch file information before it goes to paper and allows expeditious access, retrieval, and printing of COLD documents. "COLD" refers to Computer Output to Laser Disk, which relates to documents that are archived in large volumes of formatted data streams directly to optical media. Instead of printing large paper reports or producing microfilm or microfiche, data is stored on optical disks.

We also developed the WebServer(TM) Product, which is an add-on to the Systems. This product provides full security for documents stored on a System, enables users to make the documents available to anyone with a Web Browser and makes a user's document repository accessible via the Internet or a private intranet. In November 1995, PaperClip Software acquired, from Cheyenne Software, Inc. ("Cheyenne"), the NOSS (Network Optical Storage System) product line. We offer NOSS as part of the Systems. We have developed the next generation of the NOSS product, which has been deployed on the Microsoft Windows NT server platform. We market the Systems and associated products domestically directly and through approximately 20 value added resellers (“VARs”). We market our products internationally through approximately 3 VARs.

Principal Executive Offices

Our principal executive offices are located at 1 University Plaza, Hackensack, NJ 07601. Our telephone number is (201) 525-1221.

Summary of Distribution

Please see “The Distribution” later in this Information Statement for a more detailed description of the matters described below.

Distributing Company	China Dongsheng International, Inc. (formerly known as “PaperClip Software, Inc.”). After the spin-off, China Dongsheng will not own any shares of our common stock.
Distributed/Spun-Off Company	PaperClip, Inc. is a subsidiary of China Dongsheng After the spin-off, PaperClip, Inc. will be a separate, independent public company.
Securities to Be Distributed
Shares of our common stock, par value $0.001 per share, will be distributed, which will be all of the shares of PaperClip, Inc. common stock owned by China Dongsheng and will constitute all of our common stock outstanding immediately before the spin-off.

Distribution Ratio
You will receive one share of our common stock for each share of PaperClip Software common stock that you hold on the record date.

Based on 15,174,002 shares of PaperClip Software common stock outstanding as of November 6, 2006, approximately 15,174,002 shares of PaperClip, Inc. will be distributed. The PaperClip, Inc. stock will be of one class with identical voting rights and will constitute all the outstanding stock of PaperClip, Inc. immediately following the distribution. PaperClip Software stockholders will not be required to pay for the PaperClip, Inc. common stock to be received on distribution or to surrender or exchange China Dongsheng/PaperClip Software common stock or to take any other action in connection with the distribution.

Record Date	November 6, 2006
Distribution Date	The distribution is expected to be effective on or about January 21, 2008
Mailing Date	February__, 2008
Distribution Agent
Corporate Stock Transfer will act as the distribution agent for the distribution. Stockholders of China Dongsheng with questions concerning procedural issues related to the distribution may call the distribution agent at (303)282-4800.

Reasons for Distribution

The distribution is intended to separate from a line of business other than the pharmaceutical research and development area. See “The Distribution - Reasons for the Spin-Off” later in the Information Statement.

Trading Market
There is no current trading market for our common stock. We cannot predict the trading prices for our common stock.

Based upon an application filed by a market maker firm, we expect to have our common stock traded in the Pink Sheets.

No public market for our common stock currently exists. See “The Distribution - Trading of Our Common Stock” later in this Information Statement.

United States Federal Income Tax Consequences
The distribution does not qualify as a tax-free distribution under Section 355 of the Internal Revenue Code of 1986. Each PaperClip Software stockholder who receives our common stock in the distribution will be taxed as if he had received a cash dividend equal to the fair market value of our common stock on the distribution date, which we believe to be nominal. See "The Distribution -
Material United States Federal Income Tax Consequences ". China Dongsheng is subject to corporate level tax on the amount by which the fair market value of our common stock distributed in the distribution exceeded China Dongsheng’s basis in such stock.

Dividend Policy
We do not currently anticipate that we will pay a dividend in the foreseeable future. Our dividend policy will be established by our board of directors from time to time based on the results of our operations and financial condition and other business considerations our board of directors considers relevant. See “Dividend Policy” later in this information statement.

Relationship between PaperClip, Inc. and China Dongsheng
China Dongsheng will have no stock ownership in PaperClip, Inc. after completion of the distribution. It is not expected that there will be a significant ongoing relationship between us and China Dongsheng following the distribution. Any additional arrangements will be negotiated on an arm’s length basis and will be pursuant to customary terms and conditions, including pricing terms.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Information Statement contains forward-looking statements and information, that are based on our current expectations, assumptions, estimates and projections about our company and our industry. The forward-looking statements are subject to various risks and uncertainties. Generally, these forward-looking statements can be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “project,” “should,” and similar expressions. We caution you that reliance on any forward-looking statement involves risks and uncertainties, and that although we believe that the assumptions on which our forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and, as a result, the forward-looking statements based on those assumptions could be incorrect. In light of these and other uncertainties, you should not conclude that we will necessarily achieve any plans and objectives or projected financial results referred to in any of the forward-looking statements. Except as required by law, we undertake no obligation to publicly revise our forward-looking statements to reflect future events or circumstances.

DIVIDEND POLICY

We do not expect to pay a dividend in the foreseeable future. Our dividend policy will be established by our board of directors from time to time based on our results of operations and financial condition and such other business considerations and on the circumstances then in existence as the board considers relevant.

THE DISTRIBUTION

Reasons for the Spin-Off

China Dongsheng’s board of directors decided to pursue the spin-off primarily for the following reasons:

•
China Dongsheng’s desire to pursue a strategic reorganization with an operating company in a line of business other than the business of development and distribution of computer software for document management and transport of electronic document packages across the public Internet or a private intranet with interoperability, security and tracking capabilities, an area which it has decided to concentrate on;

•	the senior management and board of directors of each company will be able to more fully focus on its separate business environment with a resulting increase in accountability for decisions;

•
each business will be able to more directly align the interests of its key employee(s) with those of public investors by providing equity based compensation to the employee(s) and providing incentives that are tied to different types of businesses;

•	each business will have the ability to strengthen its capital structure to provide the flexibility to pursue its strategic objectives;

•
investors should be able to evaluate better each company's financial performance and strategies based on the merits and prospects of its independent business, thereby enhancing the likelihood that both companies will achieve appropriate market valuations; and

•	separate trading of each company's stock should increase the flexibility for each company to issue its equity as consideration in future acquisitions and alliances.

Distribution Agent

The distribution agent is Corporate Stock Transfer, 3200 Cherry Creek South Dr., Denver CO 80209, Tel No. (303)282-4800.

The Spin-Off of PaperClip, Inc. from China Dongsheng

We are currently a wholly-owned subsidiary of China Dongsheng. We were incorporated on October 6, 2006 in preparation for our spin-off from China Dongsheng. On the terms and conditions set forth in the assignment agreement between China Dongsheng and us, China Dongsheng agreed to transfer to us generally all of its assets, and we have agreed to assume generally all of the liabilities, of PaperClip Software Inc.

Description of the Spin-Off

On November 7, 2007, the board of directors of China Dongsheng approved proceeding with the spin-off of PaperClip, Inc. from China Dongsheng. To effect the spin-off, on November 7, 2007, the China Dongsheng board of directors declared a dividend to holders of record of PaperClip Software common stock on November 6, 2006, the record date, of all the shares of our common stock that China Dongsheng owns on the date of the distribution. These shares will represent 100% of our outstanding common stock immediately before the distribution. The distribution is expected to be effective in or about February, 2008. After the distribution, holders of PaperClip Software common stock of record on the record date will own PaperClip, Inc. common stock as well as continue to own China Dongsheng common stock.

The Number of Shares You Will Receive

For each share of PaperClip Software common stock that you own on the record date, you will receive one share of PaperClip, Inc. common stock. Please note that if you sell your shares of PaperClip Software Inc. common stock between the record date and the distribution date, you will not be selling your right to receive the dividend of shares of PaperClip, Inc. common stock in the distribution. Please see "Trading of Our Common Stock" in the section below.

When and How You Will Receive the Dividend

The distribution will be made on or about the distribution date to stockholders of record of PaperClip Software on the record date. As part of the spin-off, we will be adopting a book-entry share transfer and registration system for our common stock. Instead of receiving physical share certificates, for every one share of China Dongsheng common stock on the record date, registered holders thereof will receive one share of our common stock credited to book-entry accounts established for them by the distribution agent. The distribution agent will mail an account statement to each registered holder stating the number of shares of PaperClip, Inc. common stock credited to such holder’s account. For stockholders who own PaperClip Software common stock through a broker or other nominee, their shares of our common stock will be credited to their account by the broker or other nominee. After the distribution, holders may request that their shares of our common stock be transferred to a brokerage or other account at any time, as well as delivery of physical stock certificates for their shares, in each case without charge.

Holders of PaperClip Software common stock will not be required to pay any cash or other consideration for the shares of our common stock received in the distribution or to surrender or exchange shares of PaperClip Software common stock or take any other action in order to receive our common stock, although non-U.S. holders may be subject withholding taxes. See “The Distribution — Material United States Federal Income Tax Consequences.” The distribution will not affect the number of, or the rights attaching to, the outstanding shares of China Dongsheng common stock.

Holders of PaperClip Software common stock should not send certificates to China Dongsheng, us or the distribution agent. Shares of our common stock will be credited to book-entry accounts by the distribution agent on or about January 7, 2008. China Dongsheng/PaperClip Software stock certificates will continue to represent shares of China Dongsheng common stock after the distribution in the same amount of shares shown on the certificates.

Results of the Distribution

After the distribution, we will be a separate, independent public company owning and operating what has previously been PaperClip Software’s Business. Immediately after the distribution, we expect to have approximately 160 holders of record of our common stock and 15,174,002 shares of our common stock outstanding, based on the number of record stockholders and outstanding shares of PaperClip Software common stock on November 6, 2006, excluding treasury stock.

Trading of Our Common Stock

There is no existing market for our common stock. We intend to seek to have our shares approved for trading on the Pink Sheets under the symbol “PCLP ” by finding a market-maker to apply to quote our shares thereon. The trading prices for our common stock may fluctuate and there can be no assurance about the trading prices. Prices for our common stock will be determined in the trading markets and may be influenced by many factors, including the depth and liquidity of the market for such securities, developments affecting our business generally, investor perceptions of our company and its business, our operating results, our dividend policies and general economic and market conditions.

The transfer agent and registrar for our common stock is Corporate Stock Transfer, 3200 Cherry Creek South Dr., Denver CO 80209, Tel No. (303)282-4800.

Shares of our common stock distributed to PaperClip Software stockholders in the distribution will be freely transferable under the Securities Act of 1933, as amended (the “Securities Act”), except for shares of our common stock received by persons who may be deemed to be our affiliates. Persons who may be deemed to be our affiliates after the distribution generally include individuals or entities that control, are controlled by, or are under common control with, our Company, and may include our executive officer(s) and certain directors or principal stockholders. Following the distribution, securities held by persons who are our affiliates will be subject to resale restrictions under the Securities Act. Our affiliates will be permitted to sell shares of our common stock only pursuant to an effective registration statement or an exemption from the registration requirements of the Securities Act, such as the exemption afforded by Rule 144 under the Securities Act. As of the date of our spin-off, our executive officer and directors are expected to own  3,988,599 shares of our common stock.

Material United States Federal Income Tax Consequences

The following is a general discussion of certain material U.S. federal income tax consequences of the spin-off to holders of PaperClip Software common stock. We base this summary on the provisions of the Internal Revenue Code of 1986, as amended, which we refer to herein as the Code, applicable current and proposed U.S. Treasury Regulations, judicial authority, and administrative rulings and practice, all of which are subject to change, possibly on a retroactive basis.

For purposes of this discussion, we use the term “U.S. holder” to mean:

•	a citizen or individual resident of the United States of America for U.S. federal income tax purposes;

•
a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States of America or any State or the District of Columbia;

•
a trust if it (1) is subject to the primary supervision of a court within the United States of America and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person; or

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source.

If a partnership holds shares of our common stock, the tax treatment of a partner will depend on the status of the partners and the activities of the partnership. If a U.S. holder is a partner in a partnership holding our common stock, the U.S. holder should consult its tax advisors. The term “non-U.S. holder” refers to any person or entity (other than a partnership) that is not a U.S. holder.

This discussion assumes that a holder hold the shares of our common stock as a capital asset within the meaning of Section 1221 of the Code. It does not address all aspects of U.S. federal income tax laws that may be relevant to you in light of your personal investment circumstances, nor does it address your tax consequences if you are subject to special treatment under U.S. federal income tax laws (including, for example, persons who elect to treat dividends on, or gains from a disposition of, stock as investment income for purposes of the limitation on the investment interest deduction; partnerships or other pass-through entities; U.S. holders subject to the alternative minimum tax; persons who have a functional currency other than the U.S. dollar; mutual funds, banks, insurance companies, tax-exempt organizations, financial institutions, dealers and certain traders in securities; persons who hold stock as part of a straddle, hedging, constructive sale, or conversion transaction; certain former citizens or former long-term residents of the United States, controlled foreign corporations or passive foreign investment companies and stockholders who acquired their shares of our common stock through the exercise of employee stock options or other compensation arrangements). In addition, the discussion does not address any tax considerations under state, local or foreign laws or U.S. federal laws other than those pertaining to the U.S. federal income tax that may apply to holders. Holders are urged to consult their own tax advisors to determine the particular tax consequences, including the application and effect of any state, local or foreign income and other tax laws, of the spin-off to that holder.

The Spin-Off

U.S. Holders

Each U.S. holder that receives shares of PaperClip, Inc. will be treated as if such U.S. holder received a taxable distribution equal to the full value of PaperClip , Inc. shares received, which would be taxed (i) as a non-taxable return of capital to the extent of the U.S. holder’s tax basis in its PaperClip Software common stock, and (ii) as capital gain with respect to the remaining value. U.S. holders that are individuals are subject to a maximum tax rate on dividends equal to 15%, which corresponds to the maximum tax rate for long-term capital gains; however, certain holding period requirements and other limitations may apply. U.S. holders that are corporations may be eligible for a dividend-received deduction in respect of the portion of the distribution taxed as a dividend. To the extent the distribution is taxed as a non-taxable return of capital such distribution will reduce a holder’s basis in such holder’s shares of PaperClip Software. Each U.S. holder’s basis in the shares of PaperClip, Inc. will be equal to the fair market value of such shares at the time of the spin-off.

Non-U.S. Holders

Each non-U.S. holder that receives shares of PaperClip, Inc. will be treated as if such non-U.S. holder received a taxable distribution equal to the full value of the PaperClip, Inc. shares received, which would be taxed (i) as a non-taxable return of capital to the extent of the non-U.S. holder’s tax basis in its PaperClip Software common stock, and (ii) as capital gain with respect to the remaining value. The portion of the distribution of PaperClip, Inc. shares treated as a dividend and paid to a non-U.S. holder generally will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States (and, where a tax treaty applies, are attributable to a U.S. permanent establishment of the non-U.S. holder) are not subject to the withholding tax, provided certain certification and disclosure requirements are satisfied. Instead, such dividends are subject to U.S. federal income tax on a net income basis in the same manner as if the non-U.S. holder were a U.S. person as defined under the Code. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. To the extent the distribution is taxed as a non-taxable return of capital such distribution will reduce a holder’s basis in such holder’s shares of PaperClip Software. A non-U.S. holder generally will not be subject to United States federal income tax on the portion of the distribution of PaperClip, Inc. shares treated as capital gain unless the gain is effectively connected with the conduct by the non-U.S. holder of a U.S. trade or business (in which case the special rules described above apply) or such non-U.S. holder is an individual present in the United States for 183 or more days in the taxable year of the distribution and certain other conditions apply.

A non-U.S. holder who wishes to claim the benefit of an applicable treaty rate for dividends will be required to complete Internal Revenue Service Form W-8BEN (or other applicable form) and certify under penalty of perjury that such holder is eligible for benefits under the applicable treaty. Special certification and other requirements apply to certain non-U.S. holders that are pass-through entities rather than corporations or individuals. In addition, Treasury regulations provide special procedures for payments of dividends through certain intermediaries.

A non-U.S. holder eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the Internal Revenue Service.

Information Reporting and Backup Withholding

U.S. Holders

A U.S. holder of PaperClip Software common stock may be subject to information reporting with respect to the distribution of PaperClip, Inc. stock unless the U.S. holder is a corporation or other exempt recipient. Backup withholding will also apply (currently at a rate of 28%) with respect to the distribution of PaperClip, Inc. stock received unless the U.S. holder provides proof of an applicable exemption or a correct taxpayer identification number, and otherwise complies with the requirements of the backup withholding rules. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be refunded or credited against a U.S. holder’s U.S. federal income tax liability, if any, provided that the U.S. holder furnishes the required information to the Internal Revenue Service in a timely manner. In addition, U.S. holders will receive information necessary to report their receipt of PaperClip, Inc. shares pursuant to the spin-off on their federal, state and local income tax returns.

Non-U.S. Holders

For non-U.S. holders, information reporting and, depending on the circumstances, backup withholding (currently at a rate of 28%) will apply to the PaperClip, Inc. shares received in the spin-off, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code) or such owner otherwise establishes an exemption. Copies of these information returns may also be made available, under the provisions of a specific treaty or agreement, to the tax authorities of the country in which the non-U.S. holder resides. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be refunded or credited against a non-U.S. holder’s U.S. federal income tax liability, if any, provided that the non-U.S. holder furnishes the required information to the Internal Revenue Service in a timely manner. Non-U.S. holders should consult their tax advisors regarding the imposition of backup withholding and information reporting with respect to the distribution of PaperClip, Inc. shares pursuant to the spin-off.

Reasons for furnishing this Information Statement

This Information Statement is being furnished solely to provide information to PaperClip Software stockholders who will receive shares of our common stock in the distribution as required by applicable law. It is not, and is not to be construed as, an inducement or encouragement to buy or sell any securities of China Dongsheng or of us. Shares of PaperClip, Inc. common stock are being distributed to stockholders of record of PaperClip Software on the record date, without the need for any payment of further consideration for these PaperClip, Inc. shares. The information contained in this Information Statement is believed by China Dongsheng and by us to be accurate as of the date set forth on its cover. Changes may occur after that date, and neither China Dongsheng nor we will update the information except in the normal course of its or our public disclosure practices.

SUMMARY COMBINED FINANCIAL AND OTHER DATA

We are a wholly owned subsidiary of China Dongsheng. The following table sets forth certain selected financial data of the business of PaperClip Software (as it was then known) that was transferred to us in connection with the spin-off as of November 7, 2007, for each of the nine months ended September 30, 2007 and September 30, 2006, and each of the years ended December 31, 2006 and December 31, 2005. The statement of operations, balance sheet and other financial data as of September 30, 2007, for each of the nine months ended September 30, 2007 and September 30, 2006, have been derived from unaudited combined financial statements included elsewhere in this information statement. In our opinion, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Our interim financial results might not be indicative of our full-year results. You should read the information presented below in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our financial statements and related notes included elsewhere in this information statement.

	YEAR ENDED		NINE MONTHS ENDED
	December 31,		September 30,
	2006	2005	2007	2006
STATEMENT OF OPERATIONS DATA:

Sales	$1,713,173	$1,739,394	$1,406,763	$1,295,089
Total operating expenses	1,625,191	1,899,857	1,153,276	1,281,593
Income(loss) from operations	87,982	(160,463)	253,487	13,496
Other income(expense)	90,870	(23,064)	9,501	11,906
Net income(loss)	156,774	(183,527)	$187,761	$25,402

BALANCE SHEET DATA:			September 30, 2007	December 31, 2006
Current assets	$540,197	$626,388	$508,214	$540,197
Working capital(deficiency)	(216,684)	(601,781)	(51,141)	(216,684)
Total assets	600,111	718,688	680,330	600,111
Total liabilities	781,881	2,095,918	559,355	781,881
Stockholder's equity (deficit)	(181,770)	(1,377,230)	95,975	(181,770)

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion in conjunction with the combined financial statements and the corresponding notes included elsewhere in this information statement. Certain statements contained in this Management's Discussion and Analysis of Financial Condition and Results of Operations are "forward-looking statements". Such statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, the impact of competitive pressures and changing economic and financial conditions on our business, changes in the costs associated with research and development and laws and other regulations affecting such industry.

Overview

On November 7, 2007, China Dongsheng’s board of directors approved a plan to spin-off its computer software business to Paperclip Software stockholders as of the record date of November 6, 2006. We are a new, wholly-owned subsidiary of China Dongsheng. In anticipation of the spin-off, we entered into an assignment agreement with China Dongsheng under which China Dongsheng transferred to us all of the assets and liabilities associated with its computer software business which is taken into account in the following discussion. After the distribution we will operate as an independent entity with publicly- traded common stock. We expect that all of our shares of common stock will be distributed to PaperClip Software shareholders in the form of a taxable dividend. For each share of PaperClip Software common stock that a stockholder owns on the record date, a stockholder will receive one share of our common stock. See "The Spin-Off". China Dongsheng will not have any ownership interest in us subsequent to the spin-off.

RESULTS OF OPERATIONS

NINE MONTHS ENDED SEPTEMBER 30, 2007 COMPARED WITH NINE MONTHS ENDED SEPTEMBER 30, 2006

Net sales increased by $111,674 or 9% to $1,406,763 for the nine months ended September 30, 2007 from $1,295,089 for the nine months ended September 30, 2006. The increase for the nine months ended September 30, 2007 was principally due to (i) a 25% increase in traffic of our Internet express service which resulted from more companies signing on for the service and increased usage by existing customers and (ii) the introduction of our Image-in service in February 2007. As both products attain wider acceptance in the life insurance world we expect continued growth in both these areas in 2008.

Research and development expenses increased by $26,216 or 7% to $396,386 for the nine months ended September 30, 2007 from $370,170 for the nine months ended September 30, 2006. The increase was due to the addition of one person to the department.

Selling expenses decreased by $89,326 or 18% to $414,788 for the nine months ended September 30, 2007 from $504,114 for the nine months ended September 30, 2006. The decrease resulted from eliminating a sales person that was focused solely on the mortgage market. In addition, a number of trade shows dedicated to the mortgage market were eliminated due to current market conditions in the mortgage world. We do not anticipate spending any significant sums in this area in the near future.

General and administrative expenses decreased by $65,207 or 16% to $342,102 for the nine months ended September 30, 2007 from $407,309 for the nine months ended September 30, 2006. The decrease for the nine month period was primarily due to one executive reducing his salary by $30,000 on an annual basis. Professional fees were reduced as the Lumtron litigation was concluded in 2006 and because of reduced expenses for reporting after the China Dongsheng transaction.

Other income decreased by $2,405 to $9,501 for the nine months ended September 30, 2007 from $11,906 for the nine months ended September 30, 2006. The decreases were primarily due to gain on settlement of loans that were extinguished in 2006.

For the nine months ended September 30, 2007 provision for income taxes was $75,227. For the nine months ended September 30, 2006, there was no provision for income taxes, as the Company had a net operating loss.

Net income increased by $162,359 to $187,761 for the nine months ended September 30, 2007 from $25,402 for the nine months ended September 30, 2006. The increases were primarily due to increases in sales, decreases in personnel, exhibition expense, executive salaries, and professional fees, offset by an increase in tax expense.

LIQUIDITY AND CAPITAL RESOURCES

September 30, 2007 Compared with December 31, 2006

As of September 30, 2007, the Company had an accumulated deficit of $20,601,473. The Company had a working capital deficit of $51,141 and $216,684 as of September 30, 2007, and December 31, 2006, respectively. Included in current liabilities are deferred revenues of approximately $395,400 and $515,800, as of September 30, 2007, and December 31, 2006, respectively, such amounts representing liabilities that will not require the use of cash. If such non-cash amounts were not included in current liabilities, then current assets would exceed current liabilities by approximately $344,259 and $299,116,as of September 30, 2007, and December 31, 2006, respectively.

As of September 30, 2007, the Company had aggregate liabilities of approximately $584,355. Such amount of aggregate liabilities includes (i) $395,400 in annual support contracts, which are recorded as deferred revenue, a non-cash item, for accounting purposes and reclassified on a pro rata basis to sales as such contracts expire and income is earned, (ii) $89,655 in accounts payable, accrued expenses, and (iii) $74,300 in taxes payable. Such liabilities also include loans payable-related party, which relates to deferred compensation of approximately $25,000 payable to Mr. Weiss.

Presently, the Company funds working capital from revenues it receives from the sale of its products. For the remainder of 2007, the Company anticipates that it will need approximately $500,000 in order to fund its operations. The Company's management believes that the Company will be able to meet its anticipated cash requirements through the end of 2007 through a combination of cash from the sale of its products, and cash on hand. The company's ability to fund its operations is subject continued acceptance of its product lines, its ability to continue to realize revenues from its largest customers, product performance, competitive forces, sales efforts of resellers, the absence of unanticipated expenses and other factors identified herein. There can be no assurance that the Company will generate enough cash from the sale of its products, to meet its anticipated cash requirements for the remainder of 2007. If the Company does not generate enough cash to meet its requirements for the remainder of 2007, the Company will not have sufficient working capital to satisfy its liabilities, develop new products or implement its marketing and sales initiatives, which may result in a loss of sales and would have a material adverse effect on the Company.

RESULTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

Net sales decreased by $26,221 or 2% to $1,713,173 for the year ended December 31, 2006 from $1,739,394 for the year ended December 31, 2005. The decrease was due to a decrease in revenue from annual support and upgrade assurances offset by an increase in sales of our products.

Research and development expenses decreased by $1,203 to $ 501,776 for the year ended December 31, 2006 from $502,979 for the year ended December 31, 2005. The change is not significant.

Selling expenses decreased by $177,203 or 22% to $618,836 for the year ended December 31, 2006 from $796,039 for the year ended December 31, 2005. The decreases were primarily due to a decrease in sales personnel and exhibition expenses.

General and administrative expenses decreased by $96,260 or 16% to $504,579 for the year ended December 31, 2006 from $600,839 for the year ended December 31, 2005. The decreases were primarily due to a decrease in professional fees.

Other income (expense) increased by $113,934 to $90,870 for the year ended December 31, 2006 from an expense of $(23,064) for the year ended December 31, 2005. The increase was primarily due to a gain from a settlement of a loan payable and the resulting decrease in interest expense.

The provision for income taxes in financial year 2006 of $22,078 relates to state income taxes. There was no provision for Federal income taxes as we utilized for Federal purposes a net operating loss carryforward. There was no current provision for income taxes in 2005 as we had a loss in financial year 2005 and we had provided a full valuation allowance for net deferred tax assets.

Net income increased by $340,301 to $156,774 for the year ended December 31, 2006 from a net loss of $(183,527) for the year ended December 31, 2005. The increase were primarily due to a reduction in sales salaries, exhibition expense, professional fees, and settlement of a loan payable.

LIQUIDITY AND CAPITAL RESOURCES

For the year ended December 31, 2006, our net income was $156,774. For the year ended December 31, 2005, our operations resulted in a net loss of $(183,527). We reported operating income of approximately $87,982 during fiscal year 2006. As of December 31, 2006 and 2005, we had an accumulated deficit of $20,789,234 and $20,946,008, respectively. Net cash provided by (used in) operating activities was $175,526 and $(130,028) for the years ended December 31, 2006 and December 31, 2005, respectively. Net cash (used in) provided by financing activities was $(35,489) and $ 157,500 for the years ended December 31, 2006 and December 31, 2005, respectively. Cash used in financial year 2006 for financing activities included the payment of $157,500 of a loan received in 2005, the payment of notes payable of $107,989, and proceeds of $230,000 received upon the recapitalization of the Company, as described elsewhere in this report. As of December 31, 2006, we had a working capital deficit of $(216,684), with $540,197 in current assets and $756,881 in current liabilities. As of December 31, 2005, we had a working capital deficit of $(601,781), with $626,388 in current assets and $1,228,169 in current liabilities. Included in current liabilities are deferred revenues of approximately $515,800 and $399,700, as of December 31,2006, and December 31, 2005, respectively, such amounts representing liabilities that will not require the use of cash. If such non-cash amounts were not included in current liabilities, then current assets would exceed current liabilities by approximately $299,116,as of December 31, 2006, and current liabilities would exceed current assets by $202,081 as of December 31, 2005.

Presently, we fund working capital from revenue we receive from the sale of our products. Over the preceding five fiscal years, we received an aggregate of approximately $1,500,000 from the sale of our tax losses, but do not anticipate any additional proceeds from such sales in the future. As of December 31, 2006, we had aggregate liabilities approximately $782,000. Such amount of aggregate liabilities includes approximately (i) $516,000 in annual support contracts, which are recorded as deferred revenue, a non-cash item, for accounting purposes and reclassified, on a pro rata basis to sales as such contracts expire and income is earned, (ii) $129,000 in accounts payable and taxes payable, and (iii) $22,000 in notes payable and $90,000 in common stock to be issued. Such liabilities also include accrued compensation-related party, which relates to deferred compensation of approximately $25,000 payable to Mr. Weiss.

At December 31, 2006, we had net Federal operating loss carry forwards ("NOL") of approximately $19,000,000 for financial reporting purposes, which are due to expire from 2007 through 2025. Due to losses sustained by the Company for both financial and tax reporting through 2005, management was unable to determine that realization of the tax asset related to the NOL was more likely than not and, thus, has provided a valuation allowance of $6,537,000 against the potential tax deferred tax asset of $6,537,000. Our NOL that would be available to offset future income may be subject to annual limitations. In addition, as a result of our recapitalization, all of the net operating loss will be lost and not be available to offset future income. However, due to a provision under the laws of the State of New Jersey, we realized approximately $1,500,000 from the sale of our tax losses from the sale of our New Jersey net operating losses and research tax credits. As noted above, no additional proceeds are anticipated from such sales in the future.

For financial year 2007, we anticipate that we will need approximately $1,800,000 in order to fund our operations. Our management believes that we will be able to meet our anticipated cash requirements through the end of 2007 through a combination of cash from the sale of our products, cost reduction initiatives to be implemented as necessary (which initiatives we expect would be primarily related to our sales and marketing activities), and cash on hand.

Our ability to fund our operations is subject to broader acceptance of our product lines, our ability to continue to realize revenues from our largest customers, product performance, competitive forces, sales efforts of resellers, the absence of unanticipated expenses and other factors identified herein. There can be no assurance that we will generate enough cash from the sale of our products, or that we will be successful in implementing any cost reduction initiatives that may be undertaken, to meet our anticipated cash requirements for the next 12 months. If we do not generate enough cash to meet our requirements for the next 12 months, we will not have sufficient working capital to satisfy our liabilities, develop new products or implement our marketing and sales initiatives, which may result in a loss of sales and would have a material adverse effect on us.

Statement Regarding Critical Accounting Policies

Our financial statements are prepared in accordance with accounting principles generally accepted in the United States of America that require us to make estimates and assumptions. The Securities and Exchange Commission ("SEC") has recently issued disclosure guidance for "critical accounting policies." The SEC defines critical accounting policies as those that require application of management's most difficult, subjective or complex judgments that are inherently uncertain and may change in subsequent periods.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Notwithstanding the foregoing, we believe that our operations are of such a nature that management is not required to make estimates and assumptions about highly uncertain matters such that differences in such estimates would have a material impact on the presentation of our financial statements. Accordingly, we believe that none of our significant accounting policies (see Note 2 in the Notes to the Financial Statements) require additional disclosure as being "critical accounting policies."

OUR BUSINESS

Introduction

PaperClip Software is the successor by merger, in March 1992, to the original company which had been incorporated in New Jersey in October 1991.

On November 6, 2006, PaperClip Software entered into a Stock Purchase and Share Exchange Agreement with American Sunrise International, Inc., a Delaware corporation ("ASI"), Jilin Dongsheng Weiye Science and Technology Co., Ltd., a corporation organized under the laws of the People's Republic of China (“PRC”) and a wholly-owned subsidiary of ASI ("Dongsheng"), and the shareholders of ASI (the "ASI Shareholders"). On November 9, 2006 (the "Closing Date"), PaperClip Software acquired 100% of the issued and outstanding capital stock of ASI owned by the ASI Shareholders, thereby making ASI a wholly-owned subsidiary of it, in consideration for a cash payment of $280,000 and in exchange for the issuance of (i) 18,153,934 shares of PaperClip Software's common stock and (ii) 1,762,472 shares of PaperClip Software’s newly-designated Series B Convertible Preferred Stock, of which series each share can be convert into 500 shares of PaperClip Software’s common stock. After giving effect to the transactions contemplated by the Share Exchange Agreement (the "Transaction"), the ASI Shareholders and the former shareholders of PaperClip Software own 98.7% and 1.3%, respectively, of PaperClip Software common stock on a fully-diluted basis, thereby resulting in a substantial dilution to its shareholders of record as of November 6, 2006 (the "Historic PaperClip Shareholders") and constituting a change in control of PaperClip Software.

For accounting purposes, the transaction described above has been accounted for as a reverse acquisition under the purchase method of accounting. Accordingly, ASI is treated as the continuing entity for accounting purposes. The financial statements of the acquired business and pro forma financial information required by Regulation S-B Items 310(c) and (d), respectively, were furnished on the Current Report on Form 8-K filed by PaperClip Software on November 9, 2006. Following the merger, the officers and directors of the historic PaperClip Software resigned and were replaced with the officers and directors of ASI.

China Dongsheng (as it is now known) now operates its business through its wholly-owned subsidiaries, ASI and Dongsheng, which is primarily engaged in the manufacturing and distributing of nutritional supplements, beauty care products and other alternative health care products.

On November 7, 2007, the Board of Directors of China Dongsheng approved a plan to spin-off its computer software business to PaperClip Software stockholders. We are a new, wholly-owned subsidiary of China Dongsheng. In anticipation of the spin-off, we entered into an assignment agreement with China Dongsheng under which China Dongsheng transferred to us all of the assets and liabilities associated with its computer software business which is taken into account in the following discussion.

As a result of the said assignment, we are now engaged in the development and distribution of computer software for document management and transport of electronic document packages across the public Internet or a private intranet with interoperability, security and tracking capabilities.

About Our Products

Our systems allow users of personal computers and personal computer networks to scan, file, retrieve, display, print and route documents and other software objects (such as word processing files, spreadsheets and electronic mail), while continuing to use their existing application software.

Our systems can be integrated with many personal computer applications with little or no programming and can file and retrieve documents without the time-consuming step of manually labeling or indexing each document, or manually searching for documents.

We developed and market a line of software consisting of Professional, Workgroup and Enterprise Editions (the "Systems"). We also market PaperClip COLD, which captures batch file information before it goes to paper and allows expeditious access, retrieval, and printing of COLD documents. "COLD" refers to Computer Output to Laser Disk, which relates to documents that are archived in large volumes of formatted data streams directly to optical media. Instead of printing large paper reports or producing microfilm or microfiche, data is stored on optical disks.

We developed our WebServer(TM) Product, which is an add-on to the Systems. This product provides full security for documents stored on a PaperClip System, enables users to make the documents available to anyone with a Web Browser and makes a user's document repository accessible via the Internet or a private intranet. In November 1995, PaperClip Software acquired, from Cheyenne Software, Inc. ("Cheyenne"), the NOSS (Network Optical Storage System) product line. We now offer NOSS as part of our Systems . We have developed the next generation of the NOSS product, which has been deployed on the Microsoft Windows NT server platform. We market the Systems directly and through 20 value resellers (“VARs”). We market our products internationally through approximately 3 VARs.

Industry Background

Many businesses must manage, exchange and process large amounts of information in their day-to-day activities. Traditional data processing systems have automated the creation and processing of data and text, but they do not provide a means for storing and retrieving documents that must be retained in their original form and used in conjunction with the data.

The greatest difficulty in dealing with paper documents is filing, storing and retrieving them conveniently and cost-effectively. In the course of performing these tasks manually, critical documents can be inadvertently misfiled, physically damaged, or lost. Manual handling is inefficient because documents can only be used by one person at a time and are also inaccessible during the time required to transport them within the organization. Moreover, significant time and resources are often spent storing and locating documents in large filing systems. With the public acceptance of document management and, more importantly, the imaged document as an original document, exchanging electronic documents is a marketing opportunity.

The procedural steps involved in processing incoming documents may include sorting documents as they are received, indexing them for future reference, routing them from one employee to the next, entering information from these documents into computer systems, collecting different documents for appropriate action, creating letters and forms of response and queuing documents for subsequent filing. In order to improve the efficiency of the flow of documents, manage information, and improve office productivity and response times, many companies may seek to automate their paper and electronic document management procedures.

Technological developments in recent years have made possible the low cost capture, storage, retrieval and processing of paper documents as digitized images. In particular, the application of optical disk technology, which permits digitized document images to be stored with densities many times greater than magnetic storage media, has enabled the development of cost effective computer systems for document management.

The Systems have been designed to provide users of personal computers and personal computer networks the ability to exchange, file, retrieve and process large volumes of documents quickly, efficiently and at a low cost. The enhancements developed for the Systems have been designed to allow users to quickly implement workflow technology in their existing environments without the need for costly programming. Our Internet products give users the added flexibility of exchanging, accessing and managing stored documents via the Internet.

We derive all of our revenue from the licensing or sale of the Systems and associated products and services. Our principal products are the Professional, Workgroup and Enterprise Editions, as well as the Internet Express and eXpressLink products.

We began marketing a new document management and work flow product which has been customized for the mortgage broker industry. Our sales from this product were approximately $25,000 and $125,000 in 2006 and 2005, respectively. The product was available in either a client server model and installed at the customer site, or in an ASP model and hosted by us. ASP refers to a model where we host the clients information on our computers. The client server product is named Mortgage Assistant (MA) and the hosted product is named Virtual Loan Folder. To date, we have been disappointed with the sales of this product and have ceased active marketing of it.

We have also begun marketing our PaperClip32 product in ASP model hosted by us. PaperClip32 is the name for our document management software. To date interest in this service has been shown by the life insurance industry. We believe that this product may represent a promising opportunity for our business although there is at least one competitor in this business and there can be no assurance that we can generate meaningful revenues from this product.

PaperClip Software leveraged its workflow application in 2005 by adding support for forms recognition and processing data in the ACORD 103 EDI format (XML). This technology development resulted in two new service offerings, ImageIn and IGO Service. ImageIn provides the ability to correctly identify incoming document types eliminating the need for manual identification. IGO Service provides an "In Good Order" value to the recipient, which means all data and documents are analyzed to ensure all the recipients required documents have been submitted and are available before releasing the package to Internet eXpress for delivery.

We have been pleased with the initial reaction to these products however, there can be no assurance that our products will achieve broader market acceptance or result in significant revenue to us.

The Systems

The Systems allow users of personal computers and personal computer networks to scan, file, retrieve, display, print and route documents and other software objects (collectively "Documents"), such as word processing files, spreadsheets and electronic mail. The Systems can be integrated with many personal computer applications with little or no programming and can file and retrieve Documents without the time consuming step of manually labeling or indexing each Document. The Systems range from single user, stand-alone products to enterprise-wide document management solutions.

Electronic "file folders" of Documents can be accessed at any time by the user with only one key stroke combination. Minimal training is required. Moreover, all Documents previously attached to an electronic file folder are accessible as soon as each of the Systems is activated. If a Document is not so attached, it can be located by searching a Document list or by entering exact or partial identifying information into the folder's index fields. Multiple Documents can be viewed simultaneously in any of the Systems.

Images displayed through any of the Systems are facsimiles of the Documents that have been scanned, and the Systems allow Documents to be scrolled through (that is, moved on a display screen to search for a particular line or section), enlarged, reduced, and rotated. The Systems also allow stored Documents to be reproduced through a locally connected laser printer, or through shared laser print servers on a network.

Professional Edition

The Professional Edition allows users to create "folders" of Documents and attach or "clip" them to their existing application software. The additional features available include the ability to scan, index, retrieve, display, print, fax, import and export Documents. Storage of Documents is on multiple forms of media and, in addition, enables the user to store Documents on a large variety of optical disk and "jukebox" storage devices. A "jukebox" is a mechanical device which allows for multiple optical disk platters or tapes to be managed and accessed by software. This allows the storage of millions of Documents while maintaining a high level of performance. The Professional Edition works in conjunction with SQL database products from Microsoft and Sybase.

Workgroup Edition

Workgroup Edition provides users with all of the features of Professional Edition, and allows users to perform all of the functions at the same time, as well as to route Documents and folders to other users on a network.

Enterprise Edition

Enterprise Edition provides all the features of the Workgroup Edition and provides for Wide Area Network operation using a client/server architecture. The significant difference provided to users by the Enterprise Edition are the improved performance in networks with more than 20 users and the ability to manage a greater number of folders and documents. To operate Enterprise Edition, the user is required to obtain a license, which is readily available from various third parties, for the desired SQL server. The Enterprise Edition is suited to large departmental and enterprise installations. We presently offer our Enterprise Edition to work in conjunction with SQL Servers from Microsoft, Sybase and Oracle.

Capture Product Line - DECS

DECS (Document EDI Capture Suite) is a set of applications with which end users and business applications will collect electronic documents and / or Electronic Data Interchange (EDI) into an Electronic Document Exchange ("EDX") V2.0 Package for transmission to an IDM solution or EDI application or both. DECS provides the tools for collecting scanned images, documents printed to the DECS Print Driver, file import, keyed and file captured EDI. This data can be transformed, packaged and transported to the recipient for further processing as an EDX V2.0 Package. DECS is a remote electronic document EDX packaging system that provides scanning, printing, filing and Electronic Data Interchange ("EDI") capture producing capabilities, and creates EDX Packages for Internet Express ("IE"), eXpressLink ("XL"), the Systems and/or any EDX compliant solution.

The COLD Product

PaperClip COLD captures formatted print data streams. Once the data is captured by the PaperClip COLD Extract Engine, it is automatically imported into the user's PaperClip System and made available to the users by viewing through the PaperClip System. Users can access folders containing COLD data by simply pressing a designated key from the applications that they choose. They can also access folders of diverse information through our intuitive file cabinet/folder interface. PaperClip COLD can print to any standard Windows printers or fax and can display documents on conventional 80-column monitors in 132 column format. To further facilitate the retrieval and review of COLD documents, PaperClip COLD supports full text searching of COLD documents and forms overlay, and can add colored lines to the display to simulate green bar paper viewing.

The NOSS Product Line

NOSS is the subsystem for optical storage and jukebox management. When combined with the Workgroup and Enterprise Editions, it provides a powerful system that manages a range of mass storage devices. The acquisition of the NOSS product line (a portion of which is subject to an exclusive, royalty free, perpetual license from Cheyenne) allows us to fully take advantage of NOSS's high-end functionality to further develop powerful document imaging solutions for client/server network environments.

Internet Product Line - Webserver

WebServer(TM) is an add-on to the Systems. The product provides full security for documents stored on a PaperClip System and enables users to make documents available to anyone with a Web Browser and to make available the user's document repository to both Internet and private intranet users. WebServer allows users across the World Wide Web to retrieve documents and conduct simple workflow tasks from their thin client browser.

Internet Express

Internet Express (IE) is an extranet designed to exchange electronic documents as an Application Service Provider ("ASP"). We will derive revenue based on the movement of EDX packages across the Internet. IE has expanded to four delivery options, IE Client, Secure Email, Secure Hosting, and Secure Fax.

Clipit Toolkit

ClipIt is designed to facilitate the integration of legacy applications with other applications. ClipIt's greatest demand is found in the new thin client services. By integrating ClipIt within thin client applications, users simply hit a "Hot Key" to quickly view important records and documents across the Web. ClipIt is a Tool-kit designed to leverage PaperClip's award winning Visual Context Processor (Clipping) technology allowing developers and integrators the ability to program ClipIt within their application or script within browsers.

PaperClip BarCode

PaperClip Software developed and released a BarCode recognition solution where bar-coded documents are automatically received and filed. The solutions includes the ability to create bar-coded cover sheets and a server engine capable of reading the same. Documents can be scanned or faxed directly to the recognition engine.

Expresslink Communications

Our eXpressLink (XL) is an electronic document package exchange solution designed to interconnect dissimilar Electronic Document Management solutions whereby they can exchange documents similar to electronic data interchange (EDI). Designed to transport electronic document packages across the corporate Intranet or Internet providing interoperability, security and tracking. Utilizing the public standard Electronic Document eXchange version 2.0 for packaging electronic documents, any EDX V2.0 compliant system can connect to the XL Server seamlessly with no programming. A company can now connect company workflow and integrate dissimilar document management solutions to business partners and branch offices attached to the corporate Intranet or Internet. XL significantly reduces document processing costs. Standards driven, XL cuts cost and reduces time to process.

eXpressLink is designed to exchange electronic documents among organizations that are members of the same private intranet and connect to IE. We provide XL as a product, not a service. This product expands the user's communications options while maintaining a consistent interface to a user's document management solution.

Mortgage Assistant

Mortgage Assistant (MA) is PaperClip's workflow application designed to manage users, stages, products, documents, alerts and reports. Mortgage Assistant manages document requirements and performs workflow features including rendezvous, sign-offs, process reports, notification alerts, data-feed integration and process audits. Mortgage Assistant is an add-on module to PaperClip32.

Objectives, Internal Sales Force And Risks

Our marketing objectives for the Systems and our other products are as follows: (i) develop strategic relationships with prominent software organizations; (ii) introduce the Systems and our other products to customers through VARs, original equipment manufacturers ("OEMs"), distributors and other distribution networks; (iii) create brand name recognition of our products by advertising in appropriate trade magazines and publications, and by attending and participating in exhibitions, shows and seminars, engaging in public relations campaigns, and conducting its own seminars and direct mail campaigns; and (iv) support the sales efforts of our resellers through sales tools and training.

Training and technical support of VARs is a component of our efforts with respect to its Workgroup and Enterprise Editions. Consequently, we provide technical support along with on-going communication to our VARs.

We have a sales force of two persons. We conduct selling efforts directly to life insurance brokers. While we attempt to encourage VARs, distributors and other resellers to focus on our products, we are aware that VARs, distributors and other resellers also represent other lines of products, some of which may be, or are, competitive with us. Accordingly, the VARs, OEMs, distributors and other resellers may choose to give higher priority to products of other publishers, which would decrease our potential sales.

Value Added Reseller Network

To date, revenue sources are approximately 30% VAR sales and 70% internal services. The Company currently has approximately 23 VARs, of which approximately 20 VARs are in the United States and approximately 3 are abroad.

Business Services

Our Business Services Department sells directly to major accounts that want to work on a direct basis with the Company. We also offers users of our products and VARs, post-contract support, consulting services and assistance in the form of training, product education and technical support, when requested. The Business Services Department currently consists of 1 employee.

Customers And Sales

We had net sales of $1,713,173 in fiscal 2006 and $1,739,394 in fiscal 2005. Prudential Insurance Company of America, BISYS and Metropolitan Life Insurance Company represented in total 32% of our sales and NISC, a VAR, represented 9% of the our sales in fiscal 2006.

ImageTek, a VAR, Bisys and NISC represented in total 29% of our sales in fiscal 2005.

Legal Proceedings

In 2004, PaperClip Software commenced a lawsuit against Lumtron in the Superior Court of the State of New Jersey for payment of delinquent accounts receivable approximating $ 93,000. An arbitration proceeding relating to this dispute took place in July 2006 and PaperClip Software was awarded $93,000 plus approximately $ 20,000 in legal fees. In December 2006 Lumtron declared bankruptcy and PaperClip Software wrote off all outstanding amounts due from them, which had been previously reserved.

Except as set forth above, we are not a party to any material pending legal proceedings.

Changes in and Disagreements with Accountants

On November 28, 2006, we dismissed our independent accountants, Sobel & Co., LLC (“Sobel”).  The decision to change accountants was approved by our board of directors.

For the fiscal year ended December 31, 2005, Sobel’s opinion of our financial statements did not contain an adverse opinion or a disclaimer of opinion, and was not qualified as to uncertainty, audit scope, or accounting principles.  Sobel’s opinion did contain an explanatory paragraph disclosing the uncertainty regarding the ability of the Company to continue as a going concern.

During our most recent full fiscal year ended December 31, 2005 and subsequent interim periods preceding Sobel’s dismissal, there were no disagreements with Sobel on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Sobel, would have caused them to make reference to the subject matter of such disagreements in connection with their reports; and there were no reportable events, as listed in Item 304(a)(1)(v) of Regulation S-K.

We retained Bagell, Josephs, Levine & Company, LLC (“BJL”) as our new independent auditors as of November 28, 2006.  BJL is located at 200 Haddonfield Berlin Road, High Ridge Commons Gibbsboro, NJ 08026. Prior to such date, we did not consult with BJL regarding (i) the application of accounting principles, (ii) the type of audit opinion that might be rendered or (iii) any other matter that was the subject of a disagreement between us and our former auditor as described in Item 304(a)(1)(iv) of Regulation S-B.

Customer Support And Service

We presently provide telephone support to our VARs and OEMs and customers directly. The majority of our service and support activities involves responses to customer inquiries regarding use of the Workgroup, Enterprise and Professional Editions, which are provided by telephone support directly from our technical support center.

Product Development

At present, our systems are being developed by a combination of in-house staff and, when necessary, outside consultants. We expended approximately $502,000 and $503,000 on research and development in fiscal 2006 and fiscal 2005, respectively.

Existing and future competing products that may be offered at lower prices, or that may have superior technological and performance characteristics, could adversely affect sales of the Systems and/or our other products. We expect that growing demand for efficient and cost-effective solutions for document management and imaging will continue to drive the developments of new technologies that may be more sophisticated than our products and that our ability to continue to compete depends upon our ability to continue to enhance successfully existing products and to develop new products that meet the changing needs of end-users. If we are unable to successfully enhance its existing products or to develop new products, it may have a material adverse effect on our operations and profitability.

Production

We have produced a set of master CD's and documentation for all of our products. Depending on the product, we will either duplicate the CD's and ship the Systems from our headquarters or provide the customer with a download of the file.

Product Protection

We rely on a combination of copyright, trade secret and trademark laws and license agreements to protect our proprietary rights in our technology. We were issued a Certificate of Registration for the Trademark “Paperclip” on November 20, 2001. Although, to the best of our knowledge, no other person or entity owns any U.S. registered trademark for the mark "PaperClip" in connection with software or imaging products, there is a registration filed by a third party for "Technology As Easy To Use As A PaperClip"(tm) for consulting on computer hardware, software and systems in the fields of sales automation, order processing, voicemail, paging, dictation, transcription and telecommunications and off-site employee programs and businesses. While we do not believe there is any likelihood of confusion raised by the use of such mark, if such confusion were alleged, we would rely on our prior common law rights. If any claim is asserted, we may be forced to expend significant effort, time and funds to defend against it. If we are not successful in defending against such a claim, we would be required to adopt a different name and would incur costs as a result thereof.

We own registrations for the trademark PAPERCLIP IMAGING SOFTWARE & DESIGN in Canada, but do not now own registrations or pending applications for trademark registration in other countries in which the Systems and our other products are sold.

We distribute our products under signed software license agreements, which grant customers perpetual licenses to use, rather than ownership of, our products and which contain restrictions on copying, disclosure, reverse engineering and transferability. The source code for all of our products is protected as a trade secret and as an unpublished copyrighted work. In addition, we have entered into nondisclosure agreements with our employees. There can be no assurance that the steps taken by us in this regard will be adequate to deter misappropriations or independent third-party development of our technology.

We have no patents on its proprietary software technology and existing copyright laws afford only limited practical protection. In addition, the laws of some foreign countries do not protect our proprietary rights in its products and technology to the same extent as U.S. laws.

Although management believes that our products, trademarks and other proprietary rights do not infringe on any existing proprietary right of others, there can be no assurance that third parties will not assert infringement claims in the future.

Components Provided By Others

The Systems require licenses, which we have obtained from Merant AccuSoft Corporation and Snowbound Software and may require licenses from Pegasus Imaging Corporation and Sybase Inc.

Competition

The document management software market is intensely competitive. Buyer preferences can shift quickly, and rapid changes in technology provide opportunities for new entrants into the market. We are not aware of any product line which offers all of the features and functions of the Systems. However, a number of software companies offer products which compete with one or more of the functions of the Systems.

There are numerous companies that sell either stand-alone, network and Web based systems with which we compete. Competition for our products include, among others, Hyland Software, Oracle which purchased Optika Imaging Systems Incorporated in 2006, OTG (a division of EMC) and LaserFiche Document Imaging. We also compete with more expensive turnkey solutions such as those produced by IBM which purchased FileNet Corp. in 2006. Many of these companies have greater financial strength and resources than us, and there can be no assurance that these competitors will not modify their existing systems, develop new products or systems or acquire other competitors to better compete with the Systems. In addition, there can be no assurance that new companies will not introduce new systems with better features and functions than the Systems. There are a few competitors in the electronic document exchange market. This is a new extension of the Internet services collectively known as the Business to Business Electronic Commerce (B2B/ec). Current competition is focused on electronic mail (Email) based exchange solutions, which is different from the methodology we have adopted. In the life insurance industry, competitors have emerged utilizing a central repository for document exchange. Intellisys and Hooper Holmes each provides a central repository and sells retrieval and communications with selected carriers as their service. Each contracts with the smaller brokers where outsourcing to the broker makes more sense. Our document management customers are the larger volume brokers. Intellisys is an Internet Express customer. In the mortgage broker industry, we compete with a number of companies, such as Virpak, Advectis, SwiftView Inc. and Del Mar. In addition to computer software for document management and imaging, there is also a diverse range of  alternative types of tools and methods for storing and retrieving documents, including microfilm, microfiche and computer output microfilm and microfiche machines. Moreover, we expect that the growing demand for efficient and cost-effective solutions for document management and computer imaging will continue to drive the development of new technologies that may be more sophisticated and cost-effective than the Systems. Many existing and potential competitors have considerably greater financial, technological, marketing and personnel resources than us.

We believe that the principal competitive factors in the market for our products include product performance, technology, quality of customer support, availability of training and consulting services, price, sales and marketing strength, corporate reputation and ongoing responsiveness to user needs.

Employees

As of November 8, 2007, our full-time staff of fifteen (compared to sixteen a year ago) employees includes seven employees engaged in development and systems testing, two engaged in sales, two in training and technical support, one in Business Services and three engaged in administration. We have no collective bargaining agreements, and no employee is represented by a labor union. We have never had a work stoppage and considers our relationship with our employees to be satisfactory. We intend to utilize consultants to supplement its systems development, sales and marketing efforts, when necessary.

Our success depends to a significant extent upon a number of key management and technical employees. The loss of services of one or several of these key employees could have a material adverse effect on us. Management believes that our future success will also depend on a large part upon our ability to attract and retain highly skilled technical, managerial and marketing personnel. Competition for such personnel in the software industry is intense.

Description of Property

Our principal administrative, sales and marketing, product development and support facilities are located in Hackensack, New Jersey, and comprise approximately 1,900 square feet. We occupy these premises pursuant to a lease, the term of which expires on February 28, 2011. The fixed rent is approximately $4,000 per month plus utilities, plus its proportionate share of any increase in operating costs.

MANAGEMENT

The following table sets forth information as of November 8, 2007 regarding the individuals who are expected to serve as our directors and officers after the spin-off. As of the date of this information statement and after the spin-off, these individuals will not be either a director or employee of China Dongsheng To the extent additional directors or director designees are identified before the date of the distribution, we will disclose the names of these additional directors or director designees in an amendment to the registration statement incorporating this information statement or in an additional filing on Form 8-K.

Name	Age	Position
William Weiss	64	Chief Executive Officer; Treasurer; Director
D. Michael Bridges	52	President, Director
Michael Suleski	47	Vice President, Engineering; Secretary; Director

WILLIAM WEISS, one of our founders, was the Chief Executive Officer and a director of Paperclip Software, Inc. from its formation in October 1991 until November, 2007. From January 1980 until March 31, 2003 Mr. Weiss had also been an executive officer and President of Medical Registry Services, Inc., a computer software company which sells and services a computerized system for cancer record keeping in hospitals.
Mr. Weiss devotes approximately 40 hours per week to us. Mr. Weiss received a B.S. from the Wharton School of the University of Pennsylvania and a J.D. from New York Law School.

D. MICHAEL BRIDGES, is the former President of paperclip Software, Inc., who rejoined Paperclip Software, Inc. in March, 2000 after providing consulting services to it from August 1998 to March 2000. Mr. Bridges served as Paperclip Software, Inc.’s Vice President of Marketing & Sales and Director of Corporate Services from February 1995 to August 1998. Mr. Bridges received a B.S. from Rowan University and served as a Captain in the United States Marine Corps.

MICHAEL SULESKI, a founder of Paperclip Software, Inc., was its Vice President, Engineering from August 1992 until November, 2007, and its Director of Research and Development during the same time period. He was also a director of Paperclip Software, Inc. from May 1995 to November, 2007. He received a B.S. and a M.S. degree from Fairleigh Dickenson University College of Science and Engineering.

Board of Directors

At the time of the distribution, we expect that our board of directors will comprise three directors. Commencing with the next annual meeting of stockholders, directors will be elected at the annual meeting of stockholders and such directors will serve for a term of one year or until the next annual meeting of stockholders.

Annual Meeting

Our first annual meeting of stockholders after the distribution is expected to be held in the fourth quarter of calendar 2008. This will be an annual meeting of stockholders for the election of directors. The annual meeting will be held at our principal office or at such other place and on such date as may be fixed by resolution of our board of directors.

Board Committees

We do not and will not have an audit, nominating or compensation committee because we believe that the board of directors is capable of performing the respective functions of the foregoing committees and because we do not currently have the human resources to staff such committees.

Director Compensation

Directors are not currently compensated or reimbursed for expenses incurred by them in connection with their services as directors, except for travel to Board of Directors meetings.

There are no family relationships among any of the directors or officers.

Our officers are chosen by the board of directors and serve at the pleasure of the board. The loss of the services of any one of William Weiss, D. Michael Bridges or Michael Suleski could have a material adverse effect on us.

Executive Compensation

We expect that our compensation policies for executive officers will be to (1) provide competitive compensation packages to retain and attract superior executive talent, (2) link a significant portion of compensation to financial results to reward successful performance, and (3) provide long-term equity compensation to further align the interests of executive officers with those of stockholders and further reward successful performance. The principal components of our executive officer compensation program will be base salary, annual cash incentive plans and long-term equity incentive awards.

The following table sets forth the initial annual base salary to be paid to the our three executive officers. The compensation amount does not include incentive cash bonuses that may be payable under management incentive plans, but which will not be determined until a future date.

Name	Position	Annual Salary
William Weiss	Chief Executive Officer; Treasurer; Director	$90,000
D. Michael Bridges	President; Director	$107,800
Michael Suleski	Vice President, Engineering; Secretary; Director	$105,000

The following table contains certain information about compensation earned for services rendered to PaperClip Software during the last three fiscal years by the person who is expected to be our executive officers immediately following the spin-off. PaperClip Software’s last three fiscal years are the twelve months ended December 31, 2006, 2005 and 2004.

							Nonqualified
						Option	Deferred	All
	Principal	Year			Stock	Awards	Compensation	Other
Name	Position	Ended	Salary($)	Bonus($)	Awards ($)	$	Earnings ($)	Compensation
William Weiss	CEO; Treasurer	12/31/2006	113,520		0	0	0	0
(1)(2)	CEO; Treasurer	12/31/2005	120,000		0	0	0	0
	CEO; Treasurer	12/31/2004	120,000		0	0	0	0
Michael Suleski (1)	Vice President, Engineering; Secretary	12/31/2006	105,00		0	0	0	0
	Vice President, Engineering; Secretary	12/31/2005	105,000		0	0	0	0
	Vice President, Engineering; Secretary	12/31/2004	105,000		0	0	0	0
D. Michael Bridges	President	12/31/2005	107,800		0	0	0	0
	President	12/31/2004	107,800		0	0	0	0
	President	12/31/2003	107,800		0	0	0	0

(1)	The Company presently has no employment contract with William Weiss or Michael Suleski.
(2)
As of December 31, 2006, approximately $100,814 was owed to William Weiss or entities he was associated with for past salaries accrued but not paid. The above includes $25,000 to be paid in cash, and the balance to be paid in the form of 2,527,143 shares of common stock valued at December 31, 2006 at $75,814. There is no written agreement reflecting this arrangement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

Beneficial Ownership of Our Common Stock

Before the distribution, all of the outstanding shares of our common stock are and will be owned beneficially and of record by China Dongsheng To the extent directors and executive officers own or will own China Dongsheng common stock before the distribution, they will receive shares of our common stock in the distribution on the same basis as other holders of PaperClip Software common stock.

The following table sets forth information as of November 8, 2007 with respect to the projected beneficial ownership of our outstanding common stock immediately following the completion of the distribution, assuming a one-for-one distribution ratio, by each person who is known by us to beneficially own more than 5% of PaperClip Software common stock, by our chief executive officer, our directors and by all of our directors and executive officers as a group.

Name and Address of Beneficial Owner	Number of Shares of Common Stock (1)	Percentage of Class
William Weiss 1 University Plaza Hackensack , New Jersey 07601	4,660,342 (2)	30.71%
Michael Suleski 1 University Plaza Hackensack , New Jersey 07601	56,830	0.37%
D. Michael Bridges 1 University Plaza Hackensack , New Jersey 07601	165,000	1.09%
A11 Officers and Directors as a group (3 persons)	4,882,172	32.17%

(1)
Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. Pursuant to the rules of the Securities and Exchange Commission, shares of common stock that each named person and group has the right to acquire within 60 days pursuant to options, warrants, conversion privileges or other rights, are deemed outstanding for purposes of computing shares beneficially owned by and the percentage ownership of each such person and group. However, such shares are not deemed outstanding for purposes of computing the shares beneficially owned by or percentage ownership of any other person or group.

(2)	Includes 893,572 shares owned by a company in which Mr. Weiss and his children own 50% of the outstanding shares of the company.

DESCRIPTION OF CAPITAL STOCK

The following summary description of our capital stock is a summary and is qualified in its entirety by reference to our Certificate of Incorporation, as amended to date and our Bylaws. All material terms of these referenced documents are disclosed in this document. Our authorized capital stock consists of 30,000,000 shares of common stock, $.001 par value per share, and 10,000,000 Blank Check Preferred Stock, $.001 par value per share.

General

Our Certificate of Incorporation provides us with the authority to issue 30,000,000 shares of common stock, $.001 par value per share, and 10,000,000 Blank Check Preferred Stock, $.001 par value per share.

Based on the number of shares of PaperClip Software common stock outstanding as of November 6, 2006, and the expected distribution ratio, we expect that 15,174,002 shares of our common stock will be distributed to PaperClip Software stockholders in the distribution. All of the shares of our common stock to be distributed to PaperClip Software stockholders in the distribution will be fully paid and non-assessable and will constitute all the shares of our capital stock that will be outstanding immediately after the distribution.

PaperClip, Inc. Common Stock

Each share of our common stock entitles its holder to one vote on all matters on which holders are permitted to vote. The holders of our common stock are entitled to receive dividends when, as and if declared by our board of directors out of funds legally available for that purpose. Upon liquidation, subject to required payments to any creditors or preferences that may be applicable to any outstanding preferred stock, the holders of our common stock will be entitled to a pro rata share in any distribution to stockholders. The holders of our common stock are not entitled to any preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our common stock. All outstanding shares of our common stock are fully paid and nonassessable.

We may issue up to 10,000,000 preferred stock, from time to time, in one or more series, and with such rights, preferences and designations as our board of directors may determine. As of the date of this information statement, we have not issued any shares of preferred stock. Our board of directors, without further approval of our common stockholders, is authorized to fix the dividend rights and terms, conversion rights, voting rights, redemption rights, liquidation preferences and other rights and restrictions relating to any series of our preferred stock.

Issuances of additional shares of preferred stock, while providing flexibility in connection with possible financings, acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of other of our securities and may, under certain circumstances, have the effect of deterring hostile takeovers or delaying changes in management control.

Transfer Agent and Registrar

Corporate Stock Transfer is the transfer agent and registrar for our common stock. It is located at 3200 Cherry Creek South Dr., Denver CO 80209, Tel No. (303)282-4800.

Listing

We expect that PaperClip, Inc.’s stock will be eligible to trade in the Pink Sheets under the symbol “ PCLP .”

LIABILITY AND INDEMNIFICATION OF
OFFICERS, DIRECTORS AND OTHERS

Although Delaware law allows us to indemnify our directors, officers, employees, and agents, under certain circumstances, against attorney’s fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf, and under certain circumstances to advance the expenses of such litigation upon securing their promise to repay us if it is ultimately determined that indemnification will not be allowed to an individual in that litigation, neither articles of incorporation or by-laws impose an indemnity obligation upon us. In addition, we have not entered into any agreements under which we have assumed such an indemnity obligation.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Up to November 1, 2006 Mr. Weiss received compensation of $10,000 per month as part of an oral employment arrangement. However, in lieu of receiving current compensation payments, Mr. Weiss has agreed to the deferred payment of such compensation. During 2002 and for the first three months ended March 31, 2003, Mr. Weiss has assigned payment of the compensation to another company he is affiliated with. As at October 31, 2006, PaperClip Software had accrued $ 909,500 in deferred compensation to Mr. Weiss, or his affiliated company. In November 2006, Mr. Weiss and his affiliated company agreed to accept 2,527,143 shares of PaperClip Software stock for all outstanding funds due them with the exception of $25,000. There is no written agreement as to this arrangement.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission, or SEC, a registration statement on Form 10-SB under the Securities Exchange Act of 1934 for the common stock being issued to you in the distribution of our common stock. This information statement, filed as an exhibit to the registration statement and incorporated therein by reference, omits certain information contained in the registration statement and the other exhibits and schedules thereto, to which reference is hereby made. Statements contained herein concerning the provisions of any documents filed as exhibits to the registration statement are not necessarily complete, and are qualified by reference to the copy of such document. The registration statement, including exhibits and schedules filed therewith, may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, NE, Washington DC 20549. You may obtain information on the operation of the public reference facilities by contacting the SEC at 1-800-SEC-0330. Copies of such materials may be obtained at prescribed rates by writing to the SEC. The SEC also maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

We are not currently subject to the informational requirements of the Exchange Act. Following the distribution, we will be subject to such informational requirements, and in accordance therewith, we will file reports, proxy and information statements and other information with the SEC. Such reports, proxy and information statements and other information can be inspected and copied at the address set forth above. We intend to furnish our stockholders with annual reports containing financial statements audited by our independent accountants and quarterly reports for the first three quarters of each fiscal year containing unaudited summary financial information.

Set forth below are (i) unaudited financial statements of the  business of PaperClip Software (as it was then known) that was  transferred to us in connection with the spin-off as of  November 7,  2007 for the nine months months ended September 30, 2007; and (ii) the audited financial statements for China Dongsheng/PaperClip Software for the years ended December 31, 2006 and December 31, 2005.

PAPERCLIP SOFTWARE, INC.

FINANCIAL STATEMENTS

DECEMBER 31, 2006 AND 2005

PAPERCLIP SOFTWARE, INC.

DECEMBER 31, 2006 AND 2005

INDEX TO FINANCIAL STATEMENTS

Page

Report of Independent Registered Public Accounting Firm	F-1

Report of Independent Registered Public Accounting Firm	F-2

Financial Statements:

Balance Sheets at December 31, 2006 and 2005	F-3

Statements of Operations For The Years Ended December 31, 2006 And 2005	F-4

Statements of Changes in Stockholders’ Deficiency For The Years Ended December 31, 2006 And 2005	F-5

Statements of Cash Flows For The Years Ended December 31, 2006 And 2005	F-6

Notes to Financial Statements	F-7 - F-20

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
PaperClip Software, Inc.

We have audited the accompanying balance sheet of PaperClip Software, Inc. (a Delaware corporation) (the “Company”) as of December 31, 2005 , and the related statements of operations, change in stockholders’ deficiency, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of PaperClip Software, Inc. as of December 31, 2005, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has a significant loss from operations; current liabilities exceed current assets by approximately $202,000 (after adjusting for approximately $400,000 of deferred revenues, a non-cash item); deficiencies in working capital and net worth. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 3. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Sobel & Co., LLC
Certified Public Accountants
March 13, 2006
Livingston, New Jersey

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Paperclip Software, Inc.
Hackensack, New Jersey

We have audited the accompanying balance sheet of Paperclip Software, Inc. as of December 31, 2006 and the related statements of operations, changes in stockholders’ deficiency, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards established by the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Paperclip Software, Inc. as of December 31, 2006 and the results of its operations, changes in stockholders’ deficiency, and cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Bagell Josephs, Levine & Company, LLC
Cerfified Public Accountants

August 8, 2007
Gibbsboro, New Jersey

PAPERCLIP SOFTWARE, INC.
BALANCE SHEET

	December 31,
	2006	2005
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$495,821	$384,539
Accounts receivable (net of
allowance for doubtful accounts
of $40,000)	44,376	200,053
Other current assets	—	41,796
Total Current Assets	540,197	626,388

EQUIPMENT, FURNITURE AND FIXTURES:
Computer and office equipment	71,687	42,932
Furniture and fixtures	6,056	6,056
	77,743	48,988
Less- Accumulated depreciation	26,335	14,008
Equipment, Furniture, and Fixtures, Net	51,408	34,980

OTHER ASSETS	8,506	22,006
DEFERRED FINANCING COSTS, NET	—	35,314
Total assets	$600,111	$718,688

LIABILITIES AND STOCKHOLDERS' DEFICIENCY
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$91,395	$435,278
Taxes payable	38,000	13,500
Deferred revenue	515,800	399,700
Note payable	21,702	129,691
Loan Payable	—	250,000
Common stock to be issued	89,984	—
Total Current Liabilities	756,881	1,228,169

Accrued compensation- related party	25,000	867,749

STOCKHOLDERS' DEFICIENCY:

Convertible Series A, preferred stock, authorized
10,000,000 shares; $.01 par value; 3,649,543 and -0- shares
issued and outstanding at December 31, 2006 and 2005 respectively	—	36,495
Common stock, authorized 30,000,000
shares; $.01 par value; 8,196,521 and 1 share issued	—	81,965
and outstanding at December 31, 2006 and 2005, respectively
Additional paid-in capital	20,607,464	19,450,318
Accumulated deficit	(20,789,234)	(20,946,008)
Total Stockholders' Deficiency	(181,770)	(1,377,230)

Total liabilities and
stockholders' deficiency	$600,111	$718,688

See reports of independent registered public accounting firms and notes to financial statements

PAPERCLIP SOFTWARE, INC.
STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

	2006	2005

NET SALES	$1,713,173	$1,739,394

OPERATING EXPENSES:
Research and development expenses	501,776	502,979
Selling expenses	618,836	796,039
General and administrative expenses	504,579	600,839
Total operating expenses	1,625,191	1,899,857

INCOME (LOSS) FROM OPERATIONS	87,982	(160,463)

OTHER INCOME (EXPENSE):
Extinguishment of accounts payable	—	35,090
Settlement of loans and notes payable, net	41,529	—
Interest reversal of accrual (expense)	43,525	(59,186)
Interest income	5,816	1,032
Total other income (expense), net	90,870	(23,064)

INCOME (LOSS) BEFORE
PROVISION FOR INCOME TAXES	178,852	(183,527)

Provision for income taxes	(22,078)	—
NET INCOME (LOSS)	$156,774	$($183,527)

INCOME (LOSS) PER COMMON SHARE
Basic	$0.02	$(0.02)
Fully diluted	$0.02	$(0.02)

WEIGHTED AVERAGE NUMBER
COMMON SHARES OUTSTANDING
Basic	7,006,341	8,196,521
Fully diluted	10,125,951	11,846,064

See reports of independent registered public accounting firms and notes to financial statements

PAPERCLIP SOFTWARE, INC.
STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIENCY
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

	Preferred Stock
	Series A And B		Common Stock		Additional
	Number of	Par value	Number of	Par value	Paid-In	Accumulated	Stockholders'
	Shares	$0.01	Shares	$0.01	Capital	Deficit	Deficiency

BALANCE, December 31, 2004	3,649,543	$36,495	8,196,521	$81,965	$19,426,318	$(20,762,481)	$(1,217,703)

Issuance of warrants in conjunction with loan					24,000		24,000

NET LOSS, 2005						(183,527)	(183,527)

BALANCE, December 31, 2005	3,649,543	36,495	8,196,521	81,965	19,450,318	(20,946,008)	(1,377,230)

Recapitalization in reverse merger	(3,649,543)	(36,495)	(8,196,520)	(81,965)	1,157,146		1,038,686

NET INCOME, 2006						156,774	156,774

BALANCE, December 31, 2006	—	$—	1	$—	$20,607,464	$(20,789,234)	$(181,770)

See reports of independent registered public accounting firms and notes to financial statements

PAPERCLIP SOFTWARE, INC.
STATEMENTS OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2006 AND 2005

	2006	2005

OPERATING ACTIVITIES:
Net income (loss)	$156,774	$(183,527)
Adjustments to reconcile net income (loss)
to net cash provided by (used in)
operating activities-
Depreciation	12,327	10,066
Extinguishment of accounts payable	—	(35,090)
Settlement of loan payable	(41,529)	—
Interest on loan payable	21,843	—
Increase in accrued compensation to related party	41,751	64,038
Amortization of prepaid interest & deferred financing costs	—	43,686
(Increase) decrease in:
Accounts receivable	155,677	(39,422)
Other current assets	4,296	(4,296)
Other assets	—	(8,506)
Security deposit	13,500	—
Increase (decrease) in:
Accounts payable and accrued expenses	(203,183)	26,223
Taxes payable	24,500
Accrued interest on convertible debt	(126,530)	15,500
Deferred revenues	116,100	(18,700)

Net cash provided by (used in)
operating activities	175,526	(130,028)

INVESTING ACTIVITIES
Purchase of furniture and equipment	(28,755)	(17,864)
Net cash (used in) investing activities	(28,755)

FINANCING ACTIVITIES:
(Payment) proceeds of loan payable	(157,500)	157,500
Payment of notes payable	(107,989)	—
Proceeds received upon recapitalization	230,000	—
Net cash (used in) provided by financing activities	(35,489)	157,500

INCREASE IN CASH AND CASH EQUIVALENTS	111,282	9,608

CASH AND CASH EQUIVALENTS
Beginning of year	384,539	374,931
End of year	$495,821	$384,539

See reports of independent registered public accounting firms and notes to financial statements

PAPERCLIP SOFTWARE, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

NOTE 1 - ORGANIZATION:

PaperClip Software, Inc. (formerly known as PaperClip Imaging Software, Inc.),located in Hackensack, NJ, (the “Company”), a Delaware corporation, incorporated in October, 1991,is engaged in the development and distribution of computer software for document management and transport of electronic document packages across the public Internet or a private Intranet with interoperability, security and tracking capabilities. The Company’s systems allow users of personal computer networks to scan, file, retrieve, display, print and route documents and other software objects (such as word processing files, spreadsheets and electronic mail), while continuing to use their existing application software. The systems can be integrated with many personal computer applications with little or no programming and can file and retrieve documents without the time consuming step of manually labeling or indexing each document.

The Company sells its products worldwide to twenty three Value Added Resellers (“VAR’s”) and original equipment manufacturers (“OEM’s”) of personal computers and personal computer networks utilized on a corporate level.

On November 6, 2006, the Company entered into a Stock Purchase and Share Exchange Agreement (as amended on November 9, 2006 , the “Share Exchange Agreement”) with American Sunrise International, Inc., a Delaware corporation (“ASI”), Jilin Dongsheng Weiye Science and Technology Co., Ltd., a limited liability company organized under the laws of the People’s Republic of China and a wholly-owned subsidiary of ASI (“Dongsheng”), and the ASI Shareholders party thereto (the “ASI Shareholders”). On November 9, 2006 (the “Closing Date”), the Company acquired 100% of the issued and outstanding capital stock of ASI owned by the ASI Shareholders, thereby making ASI a wholly-owned subsidiary of the Company, in consideration for a cash payment of $230,000 and in exchange for the issuance of (i) 18,153,934 shares of the Company’s common stock and (ii) 1,762,472 shares of the Company’s newly-designated Series B Convertible Preferred Stock, of which series each share will convert into 500 shares of the Company’s common stock (upon the increase of the Company’s authorized common stock to an appropriate amount to satisfy full conversion of all Series B Convertible Preferred Stock shares). After giving effect to the transactions contemplated by the Share Exchange Agreement (the “Transaction”), the ASI Shareholders and the former shareholders of the Company own 98.7% and 1.3%, respectively, of the Company’s common stock on a fully-diluted basis, thereby resulting in a substantial dilution to the Company’s shareholders of record as of November 6, 2006 (the “Historic PaperClip shareholders”) and constituting a change in control of the Company. In connection with the Transaction, the Company is to convey its current business, assets and liabilities to a newly-formed wholly-owned subsidiary Paperclip, Inc. ("PINC"), the shares of which will be paid as a dividend to the Historic PaperClip Shareholders. It is anticipated that the distribution of PINC shares to the Historic PaperClip Shareholders will be a taxable transaction.It is intended that, subsequent to the making of certain filings with the SEC, PINC will cease to be a public reporting company.

Although, the Company now owns 100% of ASI, the financial statements only include the operations of the historical company and do not include any amounts of ASI or Dongsheng. In as much as the assets and liabilities of the historical company will be spun off to PINC, these financial statements, except for a adjustment to the equity section of the balance sheet, are intended to show the balance sheet, results of operations, and cash flows as if the historical company continued as a separate company.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Basis of Accounting:

The Company’s policy is to prepare its financial statements on the accrual basis of accounting.

Revenue Recognition:

The Company generates revenues from licensing the rights to use its software products directly to distributors, resellers, original equipment manufacturers, and end users. The Company’s delivery and payment arrangements do not include extended payment terms and are generally net 30 days.

Revenues from licenses are recognized upon shipment of the software if there are no significant post delivery obligations, if collection is probable and if payment is due within one year. The Company provides post contract services, which includes telephone support, software version upgrades and consulting and training services related to installation and implementation of the Company’s products at no additional charge for periods not exceeding one year. The estimated cost of providing such support is not significant. Revenues from consulting services are recognized as services are performed.

In addition to the above-referenced post contract services provided at no additional charge, the Company offers additional contractual support services that are billed separately. Revenues paid by the customer prior to performance of such contractual support services are deferred and recognized over the term of the contract service agreement, usually one year. The underlying calculation for deferred services are generally not complex (i.e., deferred revenues are generally recognized as income over the course of the applicable contract on a formulaic basis).

Reclassification:

Use of Estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Significant estimates have been made by management in the areas of the allowance for bad debts and the recognition/realization of deferred revenues. Actual results could differ materially from these estimates, making it reasonably possible that a change in these estimates could occur in the near term.

Advertising:

Advertising costs are expensed as incurred, and amounted to approximately $8,000 in 2006 and $17,000 in 2005.

Cash and Cash Equivalents:

Cash and cash equivalents consist primarily of cash at banks and highly liquid investments with original maturities of three months or less.

Accounts Receivable:

The Company carries its accounts receivable at cost less an allowance for doubtful accounts. On a periodic basis, the Company evaluates its accounts receivable and adjusts the allowance for doubtful accounts, based on a history of past write-offs and collections and current credit conditions. At December 31, 2006 and 2005, the Company believes the allowance for doubtful accounts is adequate.

Equipment, Furniture and Fixtures:

Equipment, furniture and fixtures are stated at cost, less accumulated depreciation. Depreciation expense is computed using the straight-line method over the estimated useful lives of the assets which range from five to seven years.

Accounting for Stock-Based Compensation:

Prior to 2006, the Company accounted for employee stock options under the intrinsic method of APB No. 25, with fair value presented on a proforma basis, as provided in SFAS No. 123, as permitted under accounting principles generally accepted in the United States of America. Beginning in 2006, the Company began accounting for employee stock options as compensation expense, in accordance with SFAS No. 123R, “Share Based Payments.” SFAS No. 123R requires companies to expense the value of employee stock options and similar awards for periods beginning after December 15, 2005 and applies to all outstanding and invested stock based awards at a company’s adoption date. In computing the impact, the fair value of each option is estimated at the date of grant based on the Black-Scholes option-pricing model utilizing certain assumptions for a risk free interest rate, volatility and expected remaining lives of the awards vesting. The impact of applying SFAS No. 123R was deemed negligible during 2006.

Deferred Financing Costs:

Expenditures incurred in conjunction with debt or equity capital issuances are deferred as other assets. Such costs will be offset against equity proceeds, amortized over the life of the debt, or expensed if the transaction is not completed.

Deferred Rent:

The Company recognizes rent expense on a straight line basis for financial reporting purposes. The difference between cash payments and expenses are included in deferred rent, and amortized over the term of the lease, so that rent expense is recognized on a straight line basis over the term of the lease. The balance of deferred rent at December 31, 2006 was $7,535, and is included on the balance sheet in Other Assets.

Federal Income Taxes:

The Company has adopted Statement of Financial Accounting Standards Board No. 109, “Accounting for Income Taxes” (SFAS 109), which provides for the recognition of deferred tax assets, net of an applicable valuation allowance, related to net operating loss carryforwards and certain temporary differences.

Income (Loss) Per Common Share:

Income per common share-basic is computed based upon the weighted average Number of common shares and common share equivalents outstanding.

Research and Development Costs:

The costs incurred in establishing the technological feasibility of a computer software product that is to be sold, leased or otherwise marketed by the Company is accounted for as Research & Development costs and expensed in the period incurred. The amount charged against income was $501,776 and $502,979 for the years ended December 31, 2006 and 2005, respectively.

Recent Accounting Pronouncements:

In February 2006, FASB issued SFAS No. 155, “ Accounting for Certain Hybrid Financial Instruments “ . SFAS No. 155 amends SFAS No 133, “ Accounting for Derivative Instruments and Hedging Activities “ , and SFAF No. 140, “ Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities “ . SFAS No. 155, permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS No. 133, establishes a requirement to evaluate interest in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives, and amends SFAS No. 140 to eliminate the prohibition on the qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This statement is effective for all financial instruments acquired or issued after the beginning of the Company ‘ s first fiscal year that begins after September 15, 2006. Management believes that this statement will not have a significant impact on the financial statements.

In March 2006, the FASB issued SFAS No. 156, “Accounting for Servicing of Financial Assets (“FAS 156”), which amends SFAS No. 140. FAS 156 specifically provides guidance addressing the recognition and measurement of separately recognized servicing assets and liabilities, common with mortgage securitization activities, and provides an approach to simplify efforts to obtain hedge accounting treatment. FAS 156 is effective for all separately recognized servicing assets and liabilities acquired or issued after the beginning of an entity ‘s fiscal year that begins after September 15, 2006, with early adoption being permitted. This statement is effective as of the beginning of the Company’s first fiscal year that begins after September 15, 2006. Management believes that this statement will not have a significant impact on the financial statements.

In July 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes - an Interpretation of FASB Statement No. 109”( “FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in a company ‘s financial statements in accordance with FAS 109, “Accounting for Income Taxes”. FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. The requirements of FIN 48 are effective beginning January 1, 2007. Management is currently evaluating the effect of this pronouncement on financial statements.

In September 2006, FASB issued SFAS 157 ‘Fair Value Measurements’. This Statement defines fair value, establishes a framework for measuring fair value in Generally Accepted Accounting Principles (GAAP), and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this Statement does not require any new fair value measurements. However, for some entities, the application of this Statement will change current practice. This Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Management is currently evaluating the effect of this pronouncement on financial statements.

NOTE 3-GOING CONCERN:

The accompanying 2005 financial statements have been prepared assuming the Company is a going concern, which assumption contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company has suffered a loss from operations, current liabilities exceed current assets by approximately $202,000 (after adjusting for approximately $400,000 of deferred revenues, a non-cash item), and the Company lacks sufficient liquidity to continue its operations. Management’s 2006 forecast indicates positive trends for sales, but it may not result in an increase in operating income, net income, and positive cash flows.

These factors raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amount of liabilities that might be necessary should the Company be unable to continue in existence.

Continuation of the Company as a going concern is dependent upon achieving profitable operations . Management’s plans to achieve profitability include developing new products, obtaining new customers, increasing sales to existing customers and implementing certain cost reduction initiatives as necessary. There can be no assurance that the Company will generate enough cash from the sale of its products, or that cost reduction initiatives will be successful to meet anticipated cash requirements.

NOTE 4 - INCOME TAXES:

For tax return purposes, the Company has the following net operating loss carry forwards as of December 31, 2006 and 2005 for Federal purposes:

Federal
Net Operating Loss	Year Incurred	Expiration Date

$ 917,386	December 31, 1992	December 31, 2007
$2,790,034	December 31, 1993	December 31, 2008
$2,880,756	December 31, 1994	December 31, 2009
$3,648,749	December 31, 1995	December 31, 2010
$4,660,613	December 31, 1996	December 31, 2011
$2,707,112	December 31, 1997	December 31, 2017
$ 880,373	December 31, 1998	December 31, 2018
$ 35,944	December 31, 1999	December 31, 2019
$ 633,601	December 31, 2000	December 31, 2020
$ 43,371	December 31, 2001	December 31, 2021
$ 28,810	December 31, 2004	December 31, 2024

The Company also has tax credits related to research activities of approximately $400,000 for Federal purposes at December 31, 2006.

As a result of the reverse merger all of the potential benefits of the net operating losses and credits will be lost.

The State of New Jersey has allowed in recent years the sale of state net operating losses and research tax credits. The Company has sold all of its net operating losses and research tax credits available through 2003.

The Company’s total deferred tax liabilities, deferred tax assets, which are comprised principally of net operating loss carry forwards, and valuation allowance consists of the following at December 31:

	2006	2005
Total deferred tax liabilities	$—	$—
Total deferred tax assets	6,537,000	6,197,500
Total valuation allowance	6,537,000	6,197,500
Current deferred tax asset	$—	$—

A reconciliation of the statutory tax rates are as follows:

	Year Ended December 31,
	2006	2005
Statutory rate	(34%)	(34%)
State income tax	(6%)	(6%)
	(40%)	(40%)
Current year valuation allowance	40%	40%
Benefit for income tax	0%	0%

NOTE 5- INVESTMENT BANKING AGREEMENT AND LOAN PAYABLE:

On October 29, 2004, the Company signed an investment banking agreement with Sloan Securities Corp. (“Sloan”) to raise capital for the Company. In connection with such engagement, the Company issued two-year warrants to Sloan to purchase 500,000 shares of the Company’s Common Stock at an exercise price of $.10 per share. The Warrants vested as to 425,000 shares on the date of issuance and as to the remaining 75,000 shares at such time that a financing is consummated in which at least 1,400,000 shares of common stock or common stock equivalents are issued to investors introduced to the Company by Sloan. The Company recorded the 425,000 warrants on the balance sheet as deferred financing costs at a value of $24,000.

On March 31, 2005 and April 8, 2005 the Company received funds from a group of accredited investors in the amounts of $100,000 and $57,500, respectively, in anticipation of the execution of definite documentation with such investors. Documents had been fully negotiated in anticipation of a financing for gross proceeds of between $500,000 and $1,200,000. While the Company executed certain documents prior to its receipt of the funds, the documents were to be held in escrow pending a final transaction. The Company never received countersigned agreements from the investors. Under the terms of the negotiated transaction, the invested funds were to be in the form of a two year loan, secured by a lien on the Company’s assets, with interest at the rate of 12% per annum prepaid for the entire period, and financing fees to Sloan in the aggregate amount equal to 13% of the gross proceeds raised. Warrants to purchase 200,000 shares and 50,000 shares were also to be issued to the investors and Sloan, respectively, for each $100,000 of the financing. One half of such warrants were to be exercisable at $0.20 per share, and the other half of such warrants were to be exercisable at $0.25 per share. In a letter agreement dated March 31, 2005, Sloan and the investors agreed that they would not enforce their registration rights related to shares of common stock issuable upon exercise of the warrants until such time as the Company has received an aggregate of $500,000 of gross proceeds through the issuance of notes. The Company has accounted for the loan as short-term indebtedness.

On May 12, 2006, the Company, the investors and Sloan entered into a letter agreement, pursuant to which the Company returned to the investors the aggregate $157,500 amount that had been extended to the Company, in exchange for the release by the investors of any interest they may have had under any documents (whether in draft or executed form) relating to the $157,500 amount, including, without limitation, any promissory note, warrant, securities purchase agreement, security agreement and registration rights agreement. Any such agreements have no force or effect from and after May 12, 2006. The warrants expired in October, 2006. A gain of $41,529 was recognized as result of the above due to the difference of the discount of the note and the amount of prepaid interest and deferred financing costs that will not be charged to income. The gain is included in the financial statements as part of settlement of loans and notes payable.

NOTE 6 - NOTE PAYABLE:

As of December 31, 2005 there were notes payable totaling $129,691, convertible into common stock at $.30 per share, 12% interest, which matured December 31, 1999, and as of December 31, 2005, the notes were in default.

In conjunction with the reverse merger, the Company agreed with the note holders that the total of the convertible notes including accrued interest (since December, 1996), which was $285,310, would partially be paid in cash and the remainder paid in stock. As of December 31, 2006, $138,371 was paid to the note holders, $21,702 was still owed but fully paid by June 15, 2007, and the remainder was paid by the issuance to the note holders by June 15, 2007, 472,334 equivalent shares of pre-reverse merger common stock of the company. The shares were valued as of December 31, 2006, at $14,171, and are included on the balance sheet together with the above mentioned balance of $21,702, as notes payable-current $35,873.

NOTE 7 - EXTINGUISHMENT OF ACCOUNTS PAYABLE:

During the year ended December 31, 2005, the Company wrote down its accounts payable by $35,090, relating to debts which were incurred over six years ago, for which the statute of limitations has expired and the vendors can no longer institute a claim against the Company. The write down was included in the statement of operations as an extinguishment of accounts payable.

NOTE 8 - LEGAL PROCEEDINGS

In 2004, PaperClip Software, Inc. commenced a lawsuit against Lumtron in the Superior Court of the State of New Jersey for payment of delinquent accounts receivable approximating $ 93,000. An arbitration proceeding relating to this dispute took place in July 2006 and PaperClip Software, Inc. was awarded $93,000 plus approximately $ 20,000 in legal fees. In December 2006 Lumtron declared bankruptcy and PaperClip Software, Inc. wrote off all outstanding amounts, which had been previously reserved.

NOTE 9 - LEASES:

The Company leases its office space under a non-cancelable operating lease. which expires in 2011. Rent expense was approximately $48,000 and $56,000 for the years ended December 31, 2006 and 2005, respectively.

Future minimum rental payments required under this lease are as follows:

Year Ended
December 31,
2006	$40,275
2007	$48,778
2008	$49,315
2009	$49,852
2010	$50,389
2011	$8,413

NOTE 10 - EMPLOYMENT AGREEMENT:

The Company has an oral employment agreement with Michael Bridges, subject to automatic one-year extensions and early terminations at a base salary of $107,800. The agreement also provided for options to purchase 400,000 shares of common stock at $0.25 per share with immediate vesting, which was subsequently granted at the fair market value of the Company’s stock at the time of issuance which was $.25 per share. However, as a result of the reverse merger, all options were cancelled. In addition, the agreement has specific clauses including not limited to covenants not to compete with the Company’s product line, solicitation of employees of the Company upon termination and a severance package if there is a transfer of control.

NOTE 11 - CONCENTRATION OF RISK:

The Company maintains its cash balances and certificates of deposit at one financial institution. This account is insured by the FDIC Federal Deposit Insurance Corporation)up to $100,000. The Company routinely maintains balances in excess of $100,000 in the ordinary course of business.

NOTE 12 - MAJOR CUSTOMERS:

The Company sells its products primarily through mass distributors and approximately 23 independent VARS. The VARS sell and install these products at end user sites.

Sales to three major customers for the year ended December 31, 2006 were approximately 32%. Sales to four major customers for the year ended December 31, 2005 was approximately 28%.

Two and four customers make up 43% and 47% of accounts receivable at December 31, 2006 and 2005, respectively.

NOTE 13 - STOCK OPTIONS:

1993 Stock Option Plan

The Company adopted a stock option plan (the “1993 Stock Option Plan”), effective March 8, 1993, pursuant to which employees of the Company were eligible to receive incentive stock options. The 1993 Stock Option Plan expired on February 1, 2003, and all outstanding options thereunder expired in 2005. Stock option transactions for the 1993 Stock Option Plan are summarized as follows:

	Years Ended December 31,
		Exercise
	2005	Price
Outstanding, beginning of year	20,183	$2.60
Granted	—	—
Exercised	—	—
Cancelled, settled or expired	20,183	$2.60
Outstanding, end of year	—	—

1995 Stock Option Plan -

In May 1995, the Company adopted a stock option plan (the “1995 Stock Option Plan”), pursuant to which officers, directors and employees of the Company and certain other persons conferring benefit upon the Company were eligible to receive stock options. The 1995 Stock Option Plan expired on March 1, 2005. As a result of the reverse merger, all option holders agreed to terminate their rights to the options and such options were thereafter cancelled.

Stock option transactions for the 1995 Stock Option Plan are summarized as follows:

	Years Ended December 31,
		Exercise		Exercise
	2006	Price	2005	Price
Outstanding, beginning of year	2,980,842	$.06-2.50	3,183,842	$.06-2.50
Granted	—	—	—	—
Exercised	—	—	—	—
Cancelled or expired	(2,980,842)	$.05-2.50	(203,000)	$.05-2.50
Outstanding, end of year	—	—	2,980,842	$.05-2.50

In February 2004, the Board of Directors of the Company adopted a stock incentive plan(the “2004 Stock Incentive Plan”). Only consultants and members of the Board of Advisors are eligible to participate in this plan. The 2004 Stock Incentive Plan provided that the aggregate number of shares of common stock for which options may be granted thereunder is 600,000 shares. In 2004, the Board awarded options for an aggregate of 525,000 shares to the members of the Board of Advisors under the 2004 Stock Incentive Plan at an exercise price of $.07 to $.10 per share, the market price of the Common Stock on the date of grant. Such options are not included in the tables above. As a result of the reverse merger, all option holders agreed to terminate their rights to the options and such options were thereafter cancelled.

Stock option transactions for the 2004 Stock Incentive Option Plan are summarized as follows:

	Years Ended December 31,
		Exercise		Exercise
	2006	Price	2005	Price
Outstanding, beginning of year	100,000	$.07-$.10	175,000	$.07-$.10
Granted	—		—	—
Exercised	—	—	—	—
Cancelled, repurchased or expired	(100,000)	$.07-$.10	(75,000)	$.07-$.10
Outstanding, end of year	—	—	100,000	$.07

SFAS 123 disclosure:

During the year ended December 31, 2004, the Board of Directors authorized the issuance of options to purchase 675,000 shares at an average exercise price of $.06 per share. The Board did not authorize the granting of any options in 2006 and 2005. The fair value of each option grant was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants: expected volatility of 175% for 2005, respectively; risk-free interest rate of 4.5% for 2005, and expected lives of 10 years.

Had compensation cost for the Company’s stock option plan been recognized based on the fair value at the grant date for awards consistent with the provisions of SFAS No. 123, as amended by SFAS No. 123R, the Company’s net income and income per share for the year ended December 31, 2005 would have been as follows:

2005
Net loss as reported	$(183,527)
Required adjustment to loss	(6,300)
Net loss pro forma	$(189,827)

Basic
Loss per common share - as reported 2005	$(.02)
Loss per common share - pro forma 2005	$(.02)

NOTE 14 - RELATED PARTY TRANSACTIONS:

Mr. William Weiss, (“Weiss”), Chief Executive Officer and Treasurer of the Company, receives compensation of $10,000 per month as part of an oral employment arrangement. In lieu of receiving current compensation payments, Mr. Weiss has agreed to the deferred payment of such compensation. During 2002 and for the first three months ended March 31, 2003, Mr. Weiss has assigned payment of the compensation to another company he is affiliated with. At October 31, 2006, the Company has accrued $909,500 in deferred compensation to Mr. Weiss. In conjunction with the reverse merger, Mr. Weiss and his affiliated company agreed to exchange the above for $25,000 to be received in cash, and to receive 2,527,143 equivalent shares of pre-reverse merger common stock of the Company. Such shares were valued as of December 31, 2006 at $75,814. The above are included on the balance sheet as part of common stock to be issued. The gain of $808,686 resulting from the above agreement is included in the statement of changes in stockholders’ equity as part of the recapitalization in the reverse merger.

NOTE 15 - ROYALTIES:

During 2006 and 2005, the Company had licensing agreements with five vendors to distribute various software products. The agreements require royalty payments to vendors based on sales volume. At December 31, 2006, all amounts outstanding in regards to these agreements have been included in the accompanying financial statements. For the years ended December 31, 2006 and 2005, the Company paid royalties of $11,548 and $8,535 , respectively.

NOTE 16 - EXPORT SALES:

Export sales were approximately 1% of the Company’s net sales for the years ended December 2006 and 2005, respectively. The foreign countries that the Company primarily deals with are Italy, Nigeria and various other countries.

NOTE 17 - SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION:

	2006	2005
Cash paid for interest	$61,162	$—
Cash paid for state income taxes	$—	$—
Non cash financing activity-
Prepaid interest and deferred costs	$—	$92,500

Non cash issuance of warrants for services	$—	$—
Non cash reduction in accrued compensation-related party	$808,686	$—

Note 18 - Fair Value of Financial Instruments:

SFAS No.107” Disclosure About the Fair Value of Financial Instruments”, requires disclosure of fair value information about financial instruments. The carrying amounts reported in the balance sheet for cash, accounts receivable, accounts payable and accrued expenses approximate fair value because of their short term nature. The carrying amounts of notes payable and long term debt approximates fair value because those financial instruments bear interest at rates that approximate current market rates for loans with similar maturities and credit quality. None of these financial instruments are held for trading purposes.

PAPERCLIP SOFTWARE, INC.

FINANCIAL STATEMENTS

SEPTEMBER 30, 2007
(UNAUDITED)

PAPERCLIP SOFTWARE, INC.

SEPTEMBER 30 ,2007 (UNAUDITED)

TABLE OF CONTENTS

Page

Report of Independent Registered Public Accounting Firm	1

Financial Statements:

Balance Sheet at September 30, 2007 (unaudited)	2

Statements of Operations For The Nine Months Ended September 30, 2007 and 2006(unaudited)	3

Statements of Changes in Stockholders' Equity (Deficiency) For The Nine Months Ended September 30, 2007 and 2006 (unaudited)	4

Statements of Cash Flows For The Nine Months Ended September 30, 2007 and 2006 (unaudited)	5

Notes to Financial Statements (Unaudited)	6-18

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders’ of
Paperclip Software, Inc.
Hackensack, New Jersey

We have reviewed the accompanying balance sheet of Paperclip Software, Inc. as of September 30, 2007 and the related statements of operations, changes in stockholders’ equity (deficiency), and cash flows for the nine months ended September 30, 2007 and 2006. These interim financial statements are the responsibility of the Company’s management.

We conducted our reviews in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit in accordance with standards of the Public Company Accounting Oversight Board, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to the financial statements referred to above in order for them to be in conformity with U.S. generally accepted accounting principles.

/s/BAGELL, JOSEPHS, LEVINE & COMPANY, L.L.C.
BAGELL, JOSEPHS, LEVINE & COMPANY, L.L.C.
Certified Public Accountants
Marlton, New Jersey

January 4, 2008

MEMBER OF:	AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS
NEW JERSEY SOCIETY OF CERTIFIED PUBLIC ACCOUNTANTS
PENNSYLVANIA INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS
NEW YORK STATE SOCIETY OF CERTIFIED PUBLIC CCOUNTANTS

1

PAPERCLIP SOFTWARE, INC.
BALANCE SHEET
September 30, 2007
(UNAUDITED)

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$363,731
Accounts receivable (net of allowance for doubtful accounts of $40,000)	83,389
Prepaid taxes	57,500
Other current assets	3,594
Total Current Assets	508,214
EQUIPMENT, FURNITURE AND FIXTURES:
Computer and office equipment	197,039
Furniture and fixtures	6,056
203,095
Less- Accumulated depreciation	39,485
Equipment, Furniture, and Fixtures, Net	163,610

OTHER ASSETS	8,506
Total assets	$680,330

LIABILITIES AND STOCKHOLDERS' DEFICIENCY
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$89,655
Taxes payable	74,300
Deferred revenue	395,400
Total Current Liabilities	559,355

Accrued compensation- related party	25,000

STOCKHOLDERS' EQUITY:
Convertible Series A, preferred stock, authorized 10,000,000 shares; $.01 par value; -0- shares issued and outstanding	-
Common stock, authorized 30,000,000 shares; $.01 par value; 1 share issued and outstanding	-
Additional paid-in capital	20,697,448
Accumulated deficit	(20,601,473)
Total Stockholders' EQUITY	95,975
Total liabilities and stockholders' equity	$680,330

2

PAPERCLIP SOFTWARE, INC.
STATEMENTS OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006
(UNAUDITED)

	Nine months ended
	September 30,
	2007	2006
NET SALES	$1,406,763	$1,295,089

OPERATING EXPENSES:
Research and development expenses	396,386	370,170
Selling expenses	414,788	504,114
General and administrative expenses	342,102	407,309
Total operating expenses	1,153,276	1,281,593

INCOME (LOSS) FROM OPERATIONS	253,487	13,496

OTHER INCOME (EXPENSE):
Settlement of loans and notes payable, net	-	41,529
Interest reversal of accrual (expense)	-	(33,543)
Interest income	9,501	3,920
Total other income (expense),net	9,501	11,906

NET INCOME (LOSS) BEFORE
PROVISION FOR INCOME TAXES	262,988	25,402

Provision for income taxes	(75,227)	-

NET INCOME (LOSS)	$187,761	$25,402

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PAPERCLIP SOFTWARE, INC.
STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIENCY)
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006
(UNAUDITED)

	Preferred Stock		Common
	Series A		Stock		Additional
	Number of	Par value	Number of	Par value	Paid-In	Accumulated
	Shares	$0.01	Shares	$0.01	Capital	Deficit
BALANCE, January 1, 2006	3,649,543	$36,495	8,196,523	$81,965	$19,450,318	$(20,946,008)

NET INCOME FOR THE NINE MONTH PERIOD FROM JANUARY 1 TO SEPTEMBER 30, 2006						25,402
BALANCE, SEPTEMBER 30, 2006	3,649,543	$36,495	8,196,523	$81,965	$19,450,318	$(20,920,606)

BALANCE, January 1, 2007	-	$-	1	$-	$20,607,464	$(20,789,234)

Recapitalization in reverse merger					89,984

NET INCOME FOR NINE MONTH PERIOD FROM JANUARY 1 TO JUNE 30, 2007						187,761
BALANCE, SEPTEMBER 30, 2007	-	$-	1	$-	$20,697,448	$(20,601,473)

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PAPERCLIP SOFTWARE, INC.
STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007 and 2006
(UNAUDITED)

	Nine months ended
	September 30,
	2007	2006
OPERATING ACTIVITIES:
Net income (loss)	$187,761	$25,402
Adjustments to reconcile net income to net cash provided by operating activities-
Depreciation	13,150	7,650
Settlement of loan payable	-	(41,529)
Interest on loan payable	-	21,843
Increase in accrued compensation to related party	-	39,000
(Increase) decrease in:
Accounts receivable	(39,013)	62,115
Other current assets	(61,094)	268
Security deposit	-	13,500
Increase (decrease) in:
Accounts payable and accrued expenses	(1,740)	(111,308)
Accrued interest on convertible debt	-	11,700
Taxes payable	36,300	-
Deferred revenues	(120,400)	(12,170)
Net cash provided by operating activities	14,964	16,471
INVESTING ACTIVITIES-
Purchases of equipment, furniture and fixtures	(125,352)	(14,727)
Net cash used in investing activities	(125,352)	(14,727)

FINANCING ACTIVITIES:
Payment of note payable	(21,702)	(157,500)
Net cash used in financing activities	(21,702)	(157,500)

DECREASE IN CASH AND CASH EQUIVALENT	(132,090)	(155,756)

CASH AND CASH EQUIVALENTS
Beginning of period	495,821	384,539
End of period	$363,731	$228,783

5

PAPERCLIP SOFTWARE, INC.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2007

NOTE 1 - ORGANIZATION:

PaperClip Software, Inc. (formerly known as PaperClip Imaging Software, Inc.), located in Hackensack, NJ, (the "Company"), a Delaware corporation, incorporated in October, 1991,is engaged in the development and distribution of computer software for document management and transport of electronic document packages across the public Internet or a private Intranet with interoperability, security and tracking capabilities. The Company's systems allow users of personal computer networks to scan, file, retrieve, display, print and routedocuments and other software objects (such as word processing files, spreadsheets and electronic mail), while continuing to use their existing application software. The systems can be integrated with many personal computer applications with little or no programming and can file and retrieve documents without the time consuming step of manually labeling or indexing each document.

The Company sells its products worldwide to twenty three Value Added Resellers ("VAR's") and original equipment manufacturers ("OEM's") of personal computers and personal computer networks utilized on a corporate level.

On November 6, 2006, the Company entered into a Stock Purchase and Share Exchange Agreement (as amended on November 9, 2006 , the "Share Exchange Agreement") with American Sunrise International, Inc., a Delaware corporation ("ASI"), Jilin Dongsheng Weiye Science and Technology Co., Ltd., a limited liability company organized under the laws of the People's Republic of China and a wholly-owned subsidiary of ASI ("Dongsheng"), and the ASI Shareholders party thereto (the "ASI Shareholders"). On November 9, 2006 (the "Closing Date"), the Company acquired 100% of the issued and outstanding capital stock of ASI owned by the ASI Shareholders, thereby making ASI a wholly-owned subsidiary of the Company, in consideration for a cash payment of $230,000 and in exchange for the issuance of (i) 18,153,934 shares of the Company's common stock and (ii) 1,762,472 shares of the Company's newly-designated Series B Convertible Preferred Stock, of which series each share will convert into 500 shares of the Company's common stock (upon the increase of the Company's authorized common stock to an appropriate amount to satisfy full conversion of all Series B Convertible Preferred Stock shares). After giving effect to the transactions contemplated by the Share Exchange Agreement (the "Transaction"), the ASI Shareholders and the former shareholders of the Company own 98.7% and 1.3%, respectively, of the Company's common stock on a fully-diluted basis, thereby resulting in a substantial dilution to the Company's shareholders of record as of November 6, 2006 (the "Historic PaperClip shareholders") and constituting a change in control of the Company. In connection with the Transaction, the Company is to convey its current business, assets and liabilities to a newly-formed wholly-owned subsidiary ("Spinco"), the shares of which will be paid as a dividend to the Historic PaperClip Shareholders. It is anticipated that the distribution of Spinco shares to the Historic PaperClip Shareholders will be a taxable transaction. It is intended that, subsequent to the making of certain filings with the SEC, Spinco will cease to be a public reporting company.

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Although, the Company now owns 100% of ASI, the financial statements only include the operations of the historical company and do not include any amounts of ASI or Dongsheng. In as much as the assets and liabilities of the historical company will be spun off to Spinco, these financial statements, except for an adjustment to the equity section of the balance sheet, are intended to show the balance sheet, results of operations, and cash flows as if the historical company continued as a separate company.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Basis of Accounting:

The Company's policy is to prepare its financial statements on the accrual basis of accounting.

Revenue Recognition:

The Company generates revenues from licensing the rights to use its software products directly to distributors, resellers, original equipment manufacturers, and end users. The Company's delivery and payment arrangements do not include extended payment terms and are generally net 30 days.

Revenues from licenses are recognized upon shipment of the software if there are no significant post delivery obligations, if collection is probable and if payment is due within one year. The Company provides post contract services, which includes telephone support, software version upgrades and consulting and training services related to installation and implementation of the Company's products at no additional charge for periods not exceeding one year. The estimated cost of providing such support is not significant. Revenues from consulting services are recognized as services are performed.

In addition to the above-referenced post contract services provided at no additional charge, the Company offers additional contractual support services that are billed separately. Revenues paid by the customer prior to performance of such contractual support services are deferred and recognized over the term of the contract service agreement, usually one year. The underlying calculation for deferred services are generally not complex (i.e., deferred revenues are generally recognized as income over the course of the applicable contract on a formulaic basis).

Use of Estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates have been made by management in the areas of the allowance for bad debts and the recognition/realization of deferred revenues. Actual results could differ materially from these estimates, making it reasonably possible that a change in these estimates could occur in the near term.

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Advertising:

Advertising costs are expensed as incurred, and amounted to approximately $1,000 during the nine months ended September 30, 2007.

Cash and Cash Equivalents:

Cash and cash equivalents consist primarily of cash at banks and highly liquid investments with original maturities of three months or less.

Accounts Receivable:

The Company carries its accounts receivable at cost less an allowance for doubtful accounts. On a periodic basis, the Company evaluates its accounts receivable and adjusts the allowance for doubtful accounts, based on a history of past write-offs and collections and current credit conditions. At September 30, 2007, the Company believes the allowance for doubtful accounts is adequate.

Equipment, Furniture and Fixtures:

Equipment, furniture and fixtures are stated at cost, less accumulated depreciation. Depreciation expense is computed using the straight-line method over the estimated useful lives of the assets which range from five to seven years.

Accounting for Stock-Based Compensation:

Prior to 2006, the Company accounted for employee stock options under the intrinsic method of APB No. 25, with fair value presented on a proforma basis, as provided in SFAS No. 123, as permitted under accounting principles generally accepted in the United States of America. Beginning in 2006, the Company began accounting for employee stock options as compensation expense, in accordance with SFAS No. 123R, "Share Based Payments." SFAS No. 123R requires companies to expense the value of employee stock options and similar awards for periods beginning after December 15, 2005 and applies to all outstanding and invested stock based awards at a company's adoption date. In computing the impact, the fair value of each option is estimated at the date of grant based on the Black-Scholes option-pricing model utilizing certain assumptions for a risk free interest rate, volatility and expected remaining lives of the awards vesting. The impact of applying SFAS No. 123R was deemed negligible during 2006 and 2007.

Deferred Financing Costs:

Expenditures incurred in conjunction with debt or equity capital issuances are deferred as other assets. Such costs will be offset against equity proceeds, amortized over the life of the debt, or expensed if the transaction is not completed.

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Deferred Rent:

The Company recognizes rent expense on a straight line basis for financial reporting purposes. The difference between cash payments and expenses are included in deferred rent, and amortized over the term of the lease, so that rent expense is recognized on a straight line basis over the term of the lease. The balance of deferred rent at September 30, 2007 was $7,022, and is included on the balance sheet in accounts payable and accrued expenses.

Federal Income Taxes:

The Company has adopted Statement of Financial Accounting Standards Board No. 109, "Accounting for Income Taxes" (SFAS 109), which provides for the recognition of deferred tax assets, net of an applicable valuation allowance, related to net operating loss carryforwards and certain temporary differences.

Income (Loss) Per Common Share:

Income per common share-basic is computed based upon the weighted average Number of common shares and common share equivalents outstanding,if dilutive.

Research and Development Costs:

The costs incurred in establishing the technological feasibility of a computer software product that is to be sold, leased or otherwise marketed by the Company is accounted for as Research & Development costs and expensed in the period incurred. The amount charged against income was $396,386 for the nine months ended September 30, 2007.

Recent Accounting Pronouncements:

In February 2006, FASB issued SFAS No. 155, “ Accounting for Certain Hybrid Financial Instruments ” . SFAS No. 155 amends SFAS No 133, “ Accounting for Derivative Instruments and Hedging Activities ” , and SFAF No. 140, “ Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities ” . SFAS No. 155, permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS No. 133, establishes a requirement to evaluate interest in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives, and amends SFAS No. 140 to eliminate the prohibition on the qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This statement is effective for all financial instruments acquired or issued after the beginning of the Company ’ s first fiscal year that begins after September 15, 2006. Management believes that this statement will not have a significant impact on the financial statements.

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In March 2006, the FASB issued SFAS No. 156, “Accounting for Servicing of Financial Assets (“FAS 156”), which amends SFAS No. 140. FAS 156 specifically provides guidance addressing the recognition and measurement of separately recognized servicing assets and liabilities, common with mortgage securitization activities, and provides an approach to simplify efforts to obtain hedge accounting treatment. FAS 156 is effective for all separately recognized servicing assets and liabilities acquired or issued after the beginning of an entity ’s fiscal year that begins after September 15, 2006, with early adoption being permitted. This statement is effective as of the beginning of the Company’s first fiscal year that begins after September 15, 2006. Management believes that this statement will not have a significant impact on the financial statements.

In July 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes - an Interpretation of FASB Statement No. 109”( “FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in a company ’s financial statements in accordance with FAS 109, “Accounting for Income Taxes”. FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. The requirements of FIN 48 are effective beginning January 1, 2007. Management is currently evaluating the effect of this pronouncement on financial statements.

In September 2006, FASB issued SFAS 157 ‘Fair Value Measurements’. This Statement defines fair value, establishes a framework for measuring fair value in Generally Accepted Accounting Principles (GAAP), and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this Statement does not require any new fair value measurements. However, for some entities, the application of this Statement will change current practice. This Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Management is currently evaluating the effect of this pronouncement on financial statements.

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NOTE 3 - INCOME TAXES:

For tax return purposes, the Company has the following net operating loss carry forwards as of September 30, 2007 for Federal purposes:

Federal Net Operating Loss	Year Incurred	Expiration Date
$ 917,386	December 31, 1992	December 31, 2007
$2,790,034	December 31, 1993	December 31, 2008
$2,880,756	December 31, 1994	December 31, 2009
$3,648,749	December 31, 1995	December 31, 2010
$4,660,613	December 31, 1996	December 31, 2011
$2,707,112	December 31, 1997	December 31, 2017
$ 880,373	December 31, 1998	December 31, 2018
$ 35,944	December 31, 1999	December 31, 2019
$ 633,601	December 31, 2000	December 31, 2020
$ 43,371	December 31, 2001	December 31, 2021
$ 28,810	December 31, 2004	December 31, 2024

The Company also has tax credits related to research activities of approximately $400,000 for Federal purposes at September 30, 2007.

As a result of the reverse merger all of the potential benefits of the net operating losses and credits may be lost.

As stated in Note 13, the State of New Jersey has allowed in recent years The sale of state net operating losses and research tax credits. The Company has sold all of its net operating losses and research tax credits available through
2003.

The Company's total deferred tax liabilities, deferred tax assets, which are comprised principally of net operating loss carry forwards, and valuation allowance consists of the following at December 31:

2006
Total deferred tax liabilities	$-
Total deferred tax assets	6,537,000
Total valuation allowance	6,537,000
Current deferred tax asset	$-

As indicated above all of the net operating losses were lost upon the consummation of the reverse merger.

A reconciliation of the statutory tax rates are as follows:

Year Ended December 31,
2006
Statutory rate	(34%)
State income tax	(6%)
(40%)
Current year valuation allowance	40%
Benefit for income tax	0%

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Note 4- INVESTMENT BANKING AGREEMENT AND LOAN PAYABLE:

On October 29, 2004, the Company signed an investment banking agreement with Sloan Securities Corp. ("Sloan") to raise capital for the Company. In connection with such engagement, the Company issued two-year warrants to Sloan to purchase 500,000 shares of the Company's Common Stock at an exercise price of $.10 per share. The Warrants vested as to 425,000 shares on the date of issuance and as to the remaining 75,000 shares at such time that a financing is consummated in which at least 1,400,000 shares of common stock or common stock equivalents are issued to investors introduced to the Company by Sloan. The Company recorded the 425,000 warrants on the balance sheet as deferred financing costs at a value of $24,000.

On March 31, 2005 and April 8, 2005 the Company received funds from a group of accredited investors in the amounts of $100,000 and $57,500, respectively, in anticipation of the execution of definite documentation with such investors. Documents had been fully negotiated in anticipation of a financing for gross proceeds of between $500,000 and $1,200,000. While the Company executed certain documents prior to its receipt of the funds, the documents were to be held in escrow pending a final transaction. The Company never received countersigned agreements from the investors. Under the terms of the negotiated transaction, the invested funds were to be in the form of a two year loan, secured by a lien on the Company's assets, with interest at the rate of 12% per annum prepaid for the entire period, and financing fees to Sloan in the aggregate amount equal to 13% of the gross proceeds raised. Warrants to purchase 200,000 shares and 50,000 shares were also to be issued to the investors and Sloan, respectively, for each $100,000 of the financing. One half of such warrants were to be exercisable at $0.20 per share, and the other half of such warrants were to be exercisable at $0.25 per share. In a letter agreement dated March 31, 2005, Sloan and the investors agreed that they would not enforce their registration rights related to shares of common stock issuable upon exercise of the warrants until such time as the Company has received an aggregate of $500,000 of gross proceeds through the issuance of notes. The Company has accounted for the loan as short-term indebtedness.

On May 12, 2006, the Company, the investors and Sloan entered into a letter agreement, pursuant to which the Company returned to the investors the aggregate $157,500 amount that had been extended to the Company, in exchange for the release by the investors of any interest they may have had under any documents (whether in draft or executed form) relating to the $157,500 amount, including, without limitation, any promissory note, warrant, securities purchase agreement, security agreement and registration rights agreement. Any such agreements have no force or effect from and after May 12, 2006. The warrants expired in October, 2006. A gain of $41,529 was recognized as result of the above due to the difference of the discount of the note and the amount of prepaid interest and deferred financing costs that will not be charged to income. The gain is included in the financial statements as part of settlement of loans and notes payable.

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NOTE 5 - NOTE PAYABLE:

As of December 31, 2005 there were notes payable totaling $129,691, convertible into common stock at $.30 per share, 12% interest, which matured December 31, 1999, and as of December 31, 2005, the notes were in default.

In conjunction with the reverse merger, the Company agreed with the note holders that the total of the convertible notes including accrued interest (since December, 1996), which was $285,310, would partially be paid in cash and the remainder paid in stock. As of December 31, 2006, $138,371 was paid to the note holders, $21,702 was still owed but fully paid by June 15, 2007, and the remainder was paid by the issuance to the note holders by June 15, 2007, 472,334 equivalent shares of pre-reverse merger common stock of the company. The shares were valued at $14,171.

NOTE 6 - LEGAL PROCEEDINGS

In 2004, PaperClip Software, Inc. commenced a lawsuit against Lumtron in the Superior Court of the State of New Jersey for payment of delinquent accounts receivable approximating $ 93,000. An arbitration proceeding relating to this dispute took place in July 2006 and PaperClip Software, Inc. was awarded $93,000 plus approximately $ 20,000 in legal fees. In December 2006 Lumtron declared bankruptcy and PaperClip Software, Inc. wrote off all outstanding amounts due from them, which had been previously reserved.

NOTE 7 - LEASES:

The Company leases its office space under a non-cancelable operating lease. which expires in 2011. Rent expense was approximately $34,300 for the nine months ended September 30, 2007.

Future minimum rental payments required under this lease are as follows:

Year Ended
December 31,
2007	$44,800
2008	$43,300
2009	$43,900
2010	$44,400
2011	$7,000

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NOTE 8 - EMPLOYMENT AGREEMENT:

The Company has an oral employment agreement with Michael Bridges, subject to automatic one-year extensions and early terminations at a base salary of $107,800. The agreement also provided for options to purchase 400,000 shares of common stock at $0.25 per share with immediate vesting, which was subsequently granted at the fair market value of the Company's stock at the time of issuance which was $.25 per share. However, as a result of the reverse merger, all options were cancelled. In addition, the agreement has specific clauses including not limited to covenants not to compete with the Company's product line, solicitation of employees of the Company upon termination and a severance package if there is a transfer of control.

NOTE 9 - CONCENTRATION OF RISK:

The Company maintains its cash balances and certificates of deposit at one financial institution. This account is insured by the FDIC Federal Deposit Insurance Corporation) up to $100,000. The Company routinely maintains balances in excess of $100,000 in the ordinary course of business.

NOTE 10 - MAJOR CUSTOMERS:

The Company sells its products primarily through mass distributors and approximately 23 independent VARS. The VARS sell and install these products at end user sites.

Sales to three major customers for the nine months ended September 30, 2007 was approximately 32%.

Three customers make up 45% of accounts receivable at September 30, 2007.

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NOTE 11 - STOCK OPTIONS:

1995 Stock Option Plan -

In May 1995, the Company adopted a stock option plan (the "1995 Stock Option Plan"), pursuant to which officers, directors and employees of the Company and certain other persons conferring benefit upon the Company were eligible to receive stock options. The 1995 Stock Option Plan expired on March 1, 2005. As a result of the reverse merger, all option holders agreed to terminate their rights to the options and such options were thereafter cancelled.

Stock option transactions for the 1995 Stock Option Plan are summarized as follows:

	Year Ended December 31,
		Exercise
	2006	Price
Outstanding, beginning of year	2,980,842	$.06-2.50
Granted	-	-
Exercised	-	-
Cancelled or expired	(2,980,842)	$.05-2.50
Outstanding, end of year	-	-

15

In February 2004, the Board of Directors of the Company adopted a stock incentive plan(the "2004 Stock Incentive Plan"). Only consultants and members of the Board of Advisors are eligible to participate in this plan. The 2004 Stock Incentive Plan provided that the aggregate number of shares of common stock for which options may be granted thereunder is 600,000 shares. In 2004, the Board awarded options for an aggregate of 525,000 shares to the members of the Board of Advisors under the 2004 Stock Incentive Plan at an exercise price of $.07 to $.10 per share, the market price of the Common Stock on the date of grant. Such options are not included in the tables above. As a result of the reverse merger, all option holders agreed to terminate their rights to the options and such options were thereafter cancelled.

Stock option transactions for the 2004 Stock Incentive Option Plan are summarized as follows:

	Year Ended December 31,
		Exercise
	2006	Price
Outstanding, beginning of year	100,000	$.07-$.10
Granted	-
Exercised	-	-
Cancelled, repurchased or expired	(100,000)	$.07-$.10
Outstanding, end of year	-	-

During the year ended December 31, 2004, the Board of Directors authorized the issuance of options to purchase 675,000 shares at an average exercise price of $.06 per share. The Board did not authorize the granting of any options in 2006 and 2005. The fair value of each option grant was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants: expected volatility of 175% for 2005, respectively; risk-free interest rate of 4.5% for 2005, and expected lives of 10 years.

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NOTE 12 - RELATED PARTY TRANSACTIONS:

Mr. William Weiss, ("Weiss"), Chief Executive Officer and Treasurer of the Company, receives compensation of $10,000 per month as part of an oral employment arrangement. In lieu of receiving current compensation payments, Mr. Weiss has agreed to the deferred payment of such compensation. During 2002 and for the first three months ended March 31, 2003, Mr. Weiss has assigned payment of the compensation to another company he is affiliated with. At October 31, 2006, the Company has accrued $909,500 in deferred compensation to Mr. Weiss. In conjunction with the reverse merger, Mr. Weiss and his affiliated company agreed to exchange the above for $25,000 to be received in cash, and to receive 2,527,143 equivalent shares of pre-reverse merger common stock of the Company. Such shares were valued as of December 31, 2006 at $75,814. The above was included on the balance sheet on December 31, 2006 as part of common stock to be issued. The gain of $808,686 resulting from the above agreement is included in the statement of changes in stockholders’ equity as part of the recapitalization in the reverse merger.

NOTE 13 - ROYALTIES:

During 2006 and 2007, the Company had licensing agreements with five vendors to distribute various software products. The agreements require royalty payments to vendors based on sales volume. At September 30,2007 all amounts outstanding in regards to these agreements have been included in the accompanying financial statements. For the nine months ended September 30, 2007, the Company paid royalties of $649.

NOTE 14 - EXPORT SALES:

Export sales were approximately 1% of the Company's net sales for the nine months ended September 30, 2007. The foreign countries that the Company primarily deals with are Italy, Nigeria and various other countries.

NOTE 15 - SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION:

	For the nine months ended September 30,
	2007	2006
Cash paid for interest	$-	$-
Cash paid for state income taxes	$95,500	$-
Non cash investing activity-
Conversion of notes payable to common stock	$14,170	$-
Conversion of accrued compensation to
Common stock	$75,814	$-

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Note 16 - Fair Value of Financial Instruments:

SFAS No.107 "Disclosure About the Fair Value of Financial Instruments", requires disclosure of fair value information about financial instruments. The carrying amounts reported in the balance sheet for cash, accounts receivable, accounts payable and accrued expenses approximate fair value because of their short term nature. The carrying amounts of notes payable and long term debt approximates fair value because those financial instruments bear interest at rates that approximate current market rates for loans with similar maturities and credit quality. None of these financial instruments are held for trading purposes.

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